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                                                                     Exhibit 2.2
--------------------------------------------------------------------------------

                               MERGER AGREEMENT

                                 by and among

                          CENTERPOINT ADVISORS, INC.,

                              RFD MERGERSUB INC.,

                          ROBERT F. DRIVER CO., INC.

                                      and

                   those Stockholders and Warrant Holders of

                          ROBERT F. DRIVER CO., INC.

                                 reflected on

                                   Exhibit A

                                March 31, 1999

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                               TABLE OF CONTENTS
                               -----------------
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ARTICLE I

    PURCHASE AND SALE OF STOCK..................................................... 2
    1.1       Merger............................................................... 2
    1.2       Effects of the Merger................................................ 2
    1.3       Directors and Officers of the Surviving Corporation.................. 2

ARTICLE II

    CONSIDERATION AND MANNER OF PAYMENT............................................ 3
    2.1       Merger Consideration................................................. 3
              2.1.1  Basic Purchase Consideration.................................. 3
              2.1.2  Cancellation of Company Stock................................. 3
              2.1.3  Dissenting Shares............................................. 3
              2.1.4  Conversion of Mergersub Stock................................. 3
              2.1.5  Exchange of Certificates for Consideration; Escrow............ 3
              2.1.6  The Stockholder Representative................................ 4
              2.1.7  Escrow Instructions........................................... 4
              2.1.8  Costs of Escrow............................................... 5
    2.2       Contingent Payment................................................... 5
              2.2.1  Financial Statements and Contingent Payment Report............ 5
              2.2.2  Dispute Notice................................................ 5
              2.2.3  Dispute Resolution............................................ 6
              2.2.4  Definitions................................................... 6
              2.2.5  Example....................................................... 7

ARTICLE III

    THE CLOSING AND CONSUMMATION DATE.............................................. 7

ARTICLE IV

    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................. 7
    4.1       Organization and Qualification....................................... 7
    4.2       Company Subsidiaries................................................. 8
    4.3       Authority; Non-Contravention; Approvals.............................. 8
    4.4       Capitalization....................................................... 9
    4.5       Year 2000............................................................10
    4.6       Financial Statements.................................................10
    4.7       Absence of Undisclosed Liabilities...................................11

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     4.8    Accounts and Notes Receivable......................................   11
     4.9    Absence of Certain Changes or Events...............................   11
     4.10   Litigation.........................................................   14
     4.11   Compliance with Applicable Laws....................................   14
     4.12   Licenses...........................................................   15
     4.13   Material Contracts.................................................   15
     4.14   Properties.........................................................   18
     4.15   Intellectual Property..............................................   20
     4.16   Taxes..............................................................   21
     4.17   Employee Benefit Plans; ERISA......................................   21
     4.18   Labor Matters......................................................   23
     4.19   Environmental Matters..............................................   24
     4.20   Insurance..........................................................   24
     4.21   Interest in Customers and Suppliers; Affiliate Transactions........   25
     4.22   Business Relationships.............................................   25
     4.23   Compensation.......................................................   26
     4.24   Bank Accounts......................................................   26
     4.25   Disclosure; No Misrepresentation...................................   26
     4.26   Title to and Transfer of Insurance Expirations.....................   27

ARTICLE V

     REPRESENTATIONS AND WARRANTIES OF THE SIGNING STOCKHOLDERS................   27
     5.1    Several Representations and Warranties.............................   27
            5.1.1  Capitalization..............................................   27
            5.1.2  Authority...................................................   27
            5.1.3  Non-Contravention...........................................   28
            5.1.4  Approvals...................................................   28
            5.1.5  Litigation..................................................   28
            5.1.6  No Transfer.................................................   28
            5.1.7  Disclosure..................................................   29
     5.2  Joint and Several Representations and Warranties.....................   29

ARTICLE VI

     REPRESENTATIONS AND WARRANTIES OF CENTERPOINT.............................   29
     6.1    Organization And Qualification.....................................   29
     6.2    Capitalization.....................................................   30
     6.3    No Subsidiaries....................................................   30
     6.4    Authority; Non-Contravention; Approvals............................   31
     6.5    Absence of Undisclosed Liabilities.................................   32
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    6.6     Litigation.........................................................   32
    6.7     Compliance with Applicable Laws....................................   32
    6.8     No Misrepresentation...............................................   32

ARTICLE VII

    CERTAIN COVENANTS AND OTHER TERMS..........................................   33

    7.1     Conduct of Business by the Company Prior to the Effective Time.....   33
    7.2     No-Shop............................................................   35
    7.3     Schedules..........................................................   36
    7.4     Company Stockholder Meeting........................................   37
    7.5     Covenants of Warrant Holders.......................................   37

ARTICLE VIII

    ADDITIONAL AGREEMENTS......................................................   37
    8.1     Access to Information..............................................   37
    8.2     Registration Statements............................................   38
    8.3     Expenses and Fees..................................................   39
    8.4     Agreement to Cooperate.............................................   39
    8.5     Public Statements..................................................   40
    8.6     Registration Rights................................................   40
    8.7     CenterPoint Covenants..............................................   42
    8.8     Release of Guarantees..............................................   42
    8.9     Lock-Up Agreement..................................................   42
    8.10    Preparation and Filing of Tax Returns..............................   43
    8.11    Maintenance of Insurance...........................................   43

ARTICLE IX

    INDEMNIFICATION............................................................   43
    9.1     Indemnification by the Signing Stockholders and the Company........   43
    9.2     Indemnification by CenterPoint.....................................   46
    9.3     Indemnification Procedure for Third Party Claims...................   47
    9.4     Direct Claims......................................................   49
    9.5     Failure to Give Timely Notice......................................   49
    9.6     Reduction of Loss..................................................   49
    9.7     Limitation on Indemnities..........................................   50
            9.7.1   Threshold for a Signing Stockholder........................   50
            9.7.2   Threshold for CenterPoint..................................   50
            9.7.3   Limitations on Claims Against the Signing Stockholders.....   50
            9.7.4   Limitation on Claims Against CenterPoint...................   50
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     9.8      Survival of Representations, Warranties and Covenants of the Signing
              Stockholders and the Company; Time Limits on Indemnification Obligations........51
     9.9      Survival of Representations, Warranties and Covenants of CenterPoint; Time
              Limits on Indemnification Obligations...........................................51
     9.10     Defense of Claims; Control of Proceedings.......................................51
     9.11     Fraud; Exclusive Remedy.........................................................51
     9.12     Manner of Satisfying Indemnification Obligations................................52
     9.13     Certain Set-Off Rights..........................................................52

ARTICLE X
     CLOSING CONDITIONS.......................................................................52
     10.1     Conditions to Each Party's Obligation to Effect the Merger......................52
     10.2     Conditions to Obligation of the Stockholders and the Company to Effect the
              Merger..........................................................................53
     10.3     Conditions to Obligation of CenterPoint to Effect the Merger....................55

ARTICLE XI

     TERMINATION, AMENDMENT AND WAIVER........................................................57
     11.1     Termination.....................................................................57
     11.2     Effect of Termination...........................................................58
     11.3     Amendment.......................................................................58
     11.4     Waiver..........................................................................59

ARTICLE XII

     TRANSFER RESTRICTIONS....................................................................59
     12.1     Transfer Restrictions, Generally................................................59
     12.2     Release of Restrictions.........................................................59
     12.3     Legend..........................................................................60

ARTICLE XIII

     NONCOMPETITION...........................................................................61
     13.1     Prohibited Activities...........................................................62
     13.2     Damages.........................................................................63
     13.3     Reasonable Restraint............................................................63
     13.4     Severability; Reformation.......................................................64
     13.5     Independent Covenant............................................................64
     13.6     Materiality.....................................................................64
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ARTICLE XIV

     NONDISCLOSURE OF CONFIDENTIAL INFORMATION................................................64
     14.1     Signing Stockholders' Covenant..................................................64
     14.2     Damages.........................................................................65
     14.3     Survival........................................................................65

ARTICLE XV

     GENERAL PROVISIONS.......................................................................66
     15.1     Brokers.........................................................................66
     15.2     Notices.........................................................................66
     15.3     Interpretation..................................................................67
     15.4     Certain Definitions.............................................................67
     15.5     Entire Agreement; Assignment....................................................68
     15.6     Applicable Law..................................................................68
     15.7     Counterparts....................................................................68
     15.8     Parties in Interest.............................................................68
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                               LIST OF SCHEDULES
                               -----------------

Schedule 2.1           Consideration

Schedule 4.2           Company Subsidiaries

Schedule 4.3.2         Required Consents

Schedule 4.4           Capitalization

Schedule 4.5           Year 2000

Schedule 4.7           Liabilities

Schedule 4.9           Certain Changes and Events

Schedule 4.10          Litigation

Schedule 4.11          Noncompliance with Applicable Laws

Schedule 4.12          Licenses and Permits

Schedule 4.13          Material Contracts

Schedule 4.14.1-1      Real Property

Schedule 4.14.1-2(a)   Exceptions Regarding Owned Property

Schedule 4.14.1-2(b)   Exceptions Regarding Leased Property

Schedule 4.14.2        Tangible Personal Property; Liens

Schedule 4.15          Intellectual Property

Schedule 4.16.1-1      Taxes

Schedule 4.16.1-2      Tax Audits

Schedule 4.17.1        Employee Plans

Schedule 4.17.2        Unwritten Employee Plans

Schedule 4.18          Labor Matters


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Schedule 4.19          Environmental Matters

Schedule 4.20          Insurance

Schedule 4.21          Affiliate Transactions

Schedule 4.22          Business Relationships

Schedule 4.23          Compensation

Schedule 4.24          Bank Accounts

Schedule 6.2           CenterPoint's Capitalization

Schedule 6.5           Liabilities

Schedule 7.1.3         Terminated Agreements

Schedule 8.8           Stockholders' Guarantees

Schedule 15.1          Brokers

Schedule 15.2.3        Stockholders and Their Counsel


                                     (vii)
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                                LIST OF EXHIBITS
                                ----------------


Exhibit A              Stockholders of the Company

Exhibit 2.1.7          Form of Escrow Agreement

Exhibit 9.1.1(f)       Form of Side Letter

Exhibit 10.2(c)        Form of Opinion of CenterPoint's Counsel

Exhibit 10.2(d)(i)     Form of Employment Agreement - Thomas W. Corbett

Exhibit 10.2(d)(ii)    Form of Employment Agreement - Jerold D. Hall

Exhibit 10.2(d)(iii)   Form of Employment Agreement - P. Gregory Zimmer

Exhibit 10.2(f)        Form of Stockholders Agreement

Exhibit 10.3(c)        Form of Opinion of Counsel to Company and Stockholders

Exhibit 10.3(j)        Form of Stockholders' Release

Exhibit 10.3(n)        Form of Voting Agreement

     CenterPoint agrees to furnish supplementally to the Securities Exchange Commission, upon request, a copy of any omitted exhibit or schedule to this Agreement.

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                                 DEFINED TERMS
                                 -------------

Actions..........................................................Section 4.10.1

Acquisition....................................................Section 2.2.4(a)

Acquisition Transaction............................................Section 13.1

Affiliate..........................................................Section 15.4

Affiliate Transactions.............................................Section 4.21

Agreement..........................................................Introduction

Aggregate Basic Purchase Consideration..............................Section 2.1

Base EBITDA....................................................Section 2.2.4(b)

Business...........................................................Introduction

CenterPoint........................................................Introduction

CenterPoint Common Stock............................................Section 2.1

CenterPoint Indemnified Party(ies)..................................Section 9.1

CenterPoint Material Adverse Effect...............................Section 6.4.3

CenterPoint Representatives.......................................Section 8.1.1

CenterPoint Required Statutory Approvals..........................Section 6.4.3

Closing.............................................................Article III

Closing Date........................................................Article III

Code...............................................................Introduction

Company............................................................Introduction

Company Material Adverse Effect...................................Section 4.3.3

Company Representatives...........................................Section 8.1.1


                                     (ix)
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Company Stock.......................................................Section 2.1

Company Subsidiaries................................................Section 4.2

Contracts..........................................................Section 4.13

Copyrights.........................................................Section 4.15

Debt...........................................................Section 2.2.4(c)

Defense Notice....................................................Section 9.3.1

DGCL................................................................Section 1.1

Direct Claim........................................................Section 9.4

Dissenting Shares.................................................Section 2.1.3

EBITDA.........................................................Section 2.2.4(d)

Effective Time......................................................Section 1.1

Employee Plan.................................................Section 4.17.5(a)

Environmental and Safety Requirements..............................Section 4.19

ERISA.........................................................Section 4.17.5(b)

Escrow............................................................Section 2.1.5

Escrow Holder.....................................................Section 2.1.5

Escrowed Shares...................................................Section 2.1.5

Financial Statements................................................Section 4.6

First Person..................................................Section 4.17.5(c)

Form S-1..........................................................Section 4.3.3

Form S-4..........................................................Section 4.3.3

Founding Companies.................................................Introduction


                                      (x)

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GAAP..............................................................Section 4.6.1

general increase...................................................Section 4.23

Governmental Authority............................................Section 4.3.2

Hazardous Materials................................................Section 4.19

HSR Act...........................................................Section 4.3.3

Indemnified Party.................................................Section 9.3.1

Indemnifying Party................................................Section 9.3.1

Intellectual Property..............................................Section 4.15

Intellectual Property Licenses.....................................Section 4.15

IPO................................................................Introduction

Knowledge..........................................................Section 15.4

Latest Balance Sheet................................................Section 4.6

Laws...............................................................Section 4.11

Leased Property..................................................Section 4.14.1

Licenses...........................................................Section 4.12

Liens.............................................................Section 4.3.2

Liquidated Damages Amount...........................................Section 7.3

Losses..............................................................Section 9.1

Market Price.......................................................Section 9.12

Marks..............................................................Section 4.15

Material Contracts.................................................Section 4.13

Merger.............................................................Introduction


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Mergersub.........................................................Introduction

Mergersub Stock..................................................Section 6.2.1

Merger Documents...................................................Section 1.1

1933 Act.........................................................Section 4.3.3

1934 Act...........................................................Section 8.7

Organizational Documents...........................................Section 4.1

Other Agreements..................................................Introduction

Other Mergers.....................................................Introduction

Other Founding Companies...........................................Section 9.1

Owned Property..................................................Section 4.14.1

Patents...........................................................Section 4.15

Person............................................................Section 15.4

Plan Affiliate...............................................Section 4.17.5(c)

Purchase Multiple.............................................Section 2.2.4(f)

Real Property...................................................Section 4.14.1

Registration Statements..........................................Section 4.3.3

Restricted Shares.................................................Section 12.2

Returns.........................................................Section 4.16.1

Schedules..........................................................Section 7.3

SEC..............................................................Section 4.3.3

Securities Act...................................................Section 4.3.3

Signing Stockholders...............................................Section 5.1


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Stockholder........................................................Introduction

Stockholder Indemnified Party.......................................Section 9.2

Stockholders Agreement..........................................Section 10.2(f)

Stockholder Representative........................................Section 2.1.6

Surviving Corporation...............................................Section 1.2

Taxes............................................................Section 4.16.2

Third Party Claim.................................................Section 9.3.1

Trade Secrets......................................................Section 4.15

2000 EBITDA....................................................Section 2.2.4(g)

Underwriters......................................................Section 8.1.1

Voting Agreement...................................................Introduction

Warrant Holder....................................................Section 5.1.1

Warrants..........................................................Section 2.1.1


                                    (xiii)
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                                MERGER AGREEMENT
                                ----------------


     THIS MERGER AGREEMENT (this "Agreement") is made as of March 31, 1999, by and among CenterPoint Advisors, Inc., a Delaware corporation ("CenterPoint"), RFD Mergersub Inc., a Delaware corporation and wholly-owned subsidiary of CenterPoint ("Mergersub"), Robert F. Driver Co., Inc., a Delaware corporation (the "Company") and the stockholders and Warrant Holders (as hereinafter defined) of the Company identified on Exhibit A to this Agreement (each, including the Warrant Holders, a "Signing Stockholder" and, collectively, the "Signing Stockholders").


                                  WITNESSETH:

     WHEREAS, the Company engages directly, and indirectly through the Company Subsidiaries in the business of (i) placing, soliciting, selling and servicing insurance coverage as a licensed insurance agent/broker and (ii) forming, administering and/or marketing policies of insurance to bona-fide groups and associations and forming and administering risk retention groups and/or purchasing groups as contemplated and defined in 65 U.S.C. 3901 et seq., as amended (such business provided by the Company is referred to as the "Business");

     WHEREAS, the Boards of Directors of the Company, CenterPoint and Mergersub deem it advisable and in the best interests of their respective shareholders to approve and consummate the business combination transaction provided for herein in which Mergersub would merge with the Company, with the Company being the surviving corporation in the merger (the "Merger");

     WHEREAS, certain Signing Stockholders have entered into a Voting Agreement dated the date hereof (the "Voting Agreement") pursuant to which among other things such Signing Stockholders have agreed to vote the shares of capital stock of the Company that such Signing Stockholders own or control, directly or indirectly, to approve the Merger and the transactions contemplated by this Agreement;

     WHEREAS, CenterPoint is entering into other agreements (the "Other Agreements") substantially similar to this Agreement with each of Reznick Fedder & Silverman, P.C., Mann Frankfort Stein & Lipp, P.C., The Reppond Company, Inc., Reppond Administrators, LLC, Verasource Excess Risk Ltd., Berry, Dunn, McNeil & Parker, Chartered, Urbach Kahn & Werlin PC, Self Funded Benefits, Inc. d/b/a Insurance Design Administrators, Grace & Company, P.C., Simione, Scillia, Larrow & Dowling LLC, Follmer Rudzewicz & Co., P.C., Holthouse and Carlin & Van Trigt (which companies together with the Company are collectively referred to herein as the "Founding Companies"), which agreements provide for the merger of a wholly-owned subsidiary of CenterPoint with each such Founding Company (the "Other Mergers") simultaneously with the Merger;

     WHEREAS, simultaneously with the consummation of the Merger, CenterPoint will close an initial public offering (the "IPO") of CenterPoint Common Stock (as defined in Section 2.1(a)); and

     WHEREAS, the parties intend the acquisition of CenterPoint Common Stock pursuant to the terms hereof be tax-free under the provisions of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I

                           PURCHASE AND SALE OF STOCK

      1.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement and in reliance upon the representations and warranties set forth herein, Mergersub shall be merged with and into the Company, the result of which will cause the separate corporate existence of Mergersub to cease and the Company to continue under the laws of the State of Delaware. As promptly as possible on the Closing Date, the parties shall cause the Merger to be completed by filing articles of merger and a certificate of merger, as applicable (the "Merger Documents"), with the Secretary of State of the State of Delaware, as provided in the General Corporation Law of the State of Delaware, as amended (the "DGCL"). The Merger shall become effective (the "Effective Time") upon the filing of the Merger Documents with the Secretary of State of Delaware or at such later time, contemporaneously with the closing of the IPO, as agreed by CenterPoint and the Company and specified in the Merger Documents.

      1.2 Effects of the Merger. At the Effective Time (a) the separate existence of Mergersub shall cease and Mergersub shall be merged with and into the Company, with the Company being the surviving corporation in the Merger (the Company is sometimes referred to herein as the "Surviving Corporation"), (b) the Certificates of Incorporation and By-laws of the Surviving Corporation shall be amended in form and substance acceptable to CenterPoint and as specified in the Merger Documents, (c) the Merger shall have all the effects provided by applicable law, and (d) the Company shall be a wholly-owned subsidiary of CenterPoint.

     1.3 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors and officers of Mergersub shall be the directors and officers of the Surviving Corporation until their successors are duly elected and qualified.

                                   ARTICLE II

                      CONSIDERATION AND MANNER OF PAYMENT

      2.1 Merger Consideration.

          2.1 Basic Purchase Consideration. At the Closing, by virtue of the Merger and without any action on the part of the holders thereof, the outstanding shares of capital stock, consisting of 1,169,222 shares of Class A common stock, par value $.01 per share, upon exercise of warrants to purchase 123,042 shares of Class A common stock, par value $.01 per share, (the "Warrants"), and zero (0) shares of Class B common stock, par value $.01 per share, of the Company (collectively, the "Company Stock") shall be converted into the right to receive that number of shares of common stock, par value $.01 per share, of CenterPoint ("CenterPoint Common Stock") determined in accordance with the formula set forth in Schedule 2.1, the value (determined as set forth on Schedule 2.1) of all shares of CenterPoint Common Stock to be issued to the Stockholders is herein referred to as "Aggregate Basic Purchase Consideration."

          2.1 Cancellation of Company Stock. Each share of capital stock of the Company held in treasury of the Company shall be canceled and retired and no payment shall be made in respect thereof.

          2.1 Dissenting Shares. Each outstanding share of capital stock of the Company the holder of which has perfected his right to dissent under applicable law and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into the right to receive Aggregate Basic Purchase Consideration, and the holder thereof shall be entitled only to such rights as are granted by applicable law. The Company shall give CenterPoint prompt notice upon receipt by the Company of any such written demands for payment of fair value of shares of capital stock of the Company and any other instruments provided pursuant to applicable law. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

          2.1 Conversion of Mergersub Stock. At the Effective Time, each share of Mergersub Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and non-assessable share of the Surviving Corporation. Such newly issued shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

          2.1 Exchange of Certificates for Consideration; Escrow. At the Closing, the Stockholders shall deliver to CenterPoint the original certificates representing the Company Stock, duly endorsed in blank by the Stockholders or accompanied by blank stock powers. In order to provide indemnification in accordance with Article IX of this Agreement and with the Escrow Agreement, CenterPoint shall issue and deliver to Imperial Bank as the Escrow Holder (the

"Escrow Holder") for deposit into escrow (the "Escrow") certificates representing the number of shares of CenterPoint Common Stock to which the Shareholders are entitled determined in accordance with Section 2.1 (the "Escrowed Shares"). The shares represented by the Company stock certificates so delivered shall be canceled. Until surrendered as contemplated by this Section 2.1.5, each certificate representing shares of Company Stock represents only the right to receive the Aggregate Basic Purchase Consideration, as adjusted in accordance with this Article II.

          2.1 The Stockholder Representative. Jerold D. Hall has been selected by the Stockholders as the agent and representative of the Stockholders (the "Stockholder Representative"), and, in the event of his inability or unwillingness prior to the execution of the Escrow Agreement to act as Stockholder Representative, a substitute Stockholder Representative shall be similarly selected; provided, that the Stockholder Representative may be removed and a successor to the Person originally serving as the Stockholder Representative may be designated in a writing signed by a majority in interest of the Signing Stockholders and delivered to CenterPoint in accordance with
Section 15.2. The Stockholder Representative is authorized by this Agreement, as a specific term and condition of the Merger, to act hereunder and under the Escrow Agreement with the powers and authority provided for herein and therein, as representative of each of the Stockholders of the Company and their successors. The Stockholder Representative shall also have full power and authority to agree, contest or settle any claim or dispute affecting any Signing Stockholder made under Articles II or IX and to otherwise act on behalf of the Signing Stockholders in accordance with the terms of this Agreement including, without limitation, to direct the amount and manner of the payment of Aggregate Basic Purchase Consideration. Approval of this Agreement and the Merger shall constitute approval on behalf of each of the Stockholders and their successors of the terms and conditions of the Escrow Agreement and ratification of the selection of the Stockholder Representative and of his authority to act hereunder and under the Escrow Agreement on their behalf. Any rights of the Stockholders to receive any Escrowed Shares shall in no circumstances be sold, assigned or otherwise transferred by them other than by will or pursuant to the laws of descent and distribution. All certificates representing Escrowed Shares shall be accompanied by separate stock powers endorsed in blank by the Stockholder Representative on behalf of the Stockholders. Subject to the Escrow Agreement, holders of Escrowed Shares shall retain their voting rights and shall be entitled to receive dividends when, and if declared and paid with respect to the Escrowed Shares deposited with the Escrow Holder in accordance with this
Section 2.1.6, but shall not otherwise be entitled to mortgage, pledge, encumber, option, sell, assign or otherwise transfer all or any interest in any Escrowed Shares.

          2.1 Escrow Instructions. The parties hereto agree that this Agreement, together with an Escrow Agreement the terms of which are attached hereto as Exhibit 2.1.7 (the "Escrow Agreement"), shall constitute the escrow instructions for the transfer of the Escrowed Shares, the right of the Stockholders to receive the Contingent Payment, if any, (defined below) and cash, to the extent $27,631,505 set forth as "Driver Debt Assumed" on Line "N" of Schedule 2.1 which has been allocated to the payment of the obligations of the Company set forth on Schedule 2.1.7 exceeds the amounts actually required to satisfy those obligations. For purposes of the preceding sentence, such obligations shall be deemed to be "satisfied" only upon either: (i) the delivery to CenterPoint of notice reflecting payment in full and release of such obligations, the forms of such notice to the satisfaction of CenterPoint, or (ii) transfer to CenterPoint of cash in an amount equal to the obligation assumed by CenterPoint on the Closing Date (the "Escrow Instructions"). In the event of a conflict between the Escrow Agreement and the terms of this Agreement (exclusive of the Escrow Agreement), then the terms of this Agreement (exclusive of the Escrow Agreement) shall control for all purposes and under all circumstances.

          2.1 Costs of Escrow. Each of CenterPoint and the Signing Stockholders shall bear one half of the costs and expenses of the Escrow during the first year of the Escrow.

      2.2 Contingent Payment. Subject to Article IX, Stockholders shall be entitled to receive from CenterPoint a contingent payment, if any, based on the formula set forth below (the "Contingent Payment"). The Contingent Payment, if any, shall be calculated based upon the following formula:

     Purchase Multiple x (2000 EBITDA - Base EBITDA)

     The Contingent Payment, if any, shall be paid in cash, freely tradeable CenterPoint Common Stock or any combination thereof, at the sole option of the Board of Directors of CenterPoint, no later than two business days after the earliest occurrence of one of the following events: (1) the expiration of the Review Period without the filing of any Dispute Notice; or (2) the resolution of the Dispute Notice; or (3) the delivery of the Arbitrator Report. If the amount calculated under Section 2.2 is negative, the payment under such Section shall be zero and the Stockholders shall have no obligation to refund to CenterPoint the amount of such negative calculation expressed as a positive number and such negative number will not be carried forward into subsequent periods.

          2.2 Financial Statements and Contingent Payment Report. As promptly as practicable, but no later than March 31, 2001, the Company shall prepare and deliver to Stockholders Representative, (i) a copy of the Company's financial statements for the twelve month period ending December 31, 2000, and (ii) a report calculating the Company's EBITDA for the twelve month period ending December 31, 2000 (the "Contingent Payment Report"), together with supporting documentation with respect thereto, for the purpose of determining the amount of the Contingent Payment, if any.

          2.2 Dispute Notice. CenterPoint shall have 30 days from the date on which the Financial Statements and Contingent Payment Report are delivered to it to review such documents (the "Review Period"). CenterPoint, shall be provided with full access to the work papers of the Company and reasonable access to the accounting personnel and/or the auditor of the Company and its subsidiaries in connection with such review. If CenterPoint shall have any objections to the Contingent Payment Report, on or prior to the last day of the Review Period, it will deliver a written notice to the Stockholder Representative describing in reasonable detail its objections and the basis for such objections (the "Dispute Notice"). The Dispute Notice shall set forth CenterPoint's position as to the disputed items on the Contingent Payment Report. CenterPoint may deliver to the Stockholder Representative at any time a notice accepting the Contingent Payment Report without objection.

          2.2.3 Dispute Resolution. The Stockholders' Representative and CenterPoint shall attempt to resolve any objections contained in the Dispute Notice and upon such resolution will cause the Contingent Payment Report to be revised to reflect such resolution. Such revised Contingent Payment Report (or the Contingent Payment Report prepared by CenterPoint, if the Stockholders' Representative does not object thereto) shall constitute the final Contingent Payment Report and shall be final and binding upon CenterPoint, the Company and the Stockholders. If the Stockholders' Representative and CenterPoint are unable to resolve any objection raised in the Dispute Notice within 15 days after CenterPoint has received the Dispute Notice, then a representative from the office of a nationally recognized accounting firm selected jointly by the Stockholders' Representative and CenterPoint (the "Arbitrator") will arbitrate the dispute in Chicago, Illinois. The Stockholders' Representative and CenterPoint will present their respective positions with respect to any unresolved objection identified in the Dispute Notice to the Arbitrator together with such materials as the Arbitrator deems appropriate. The Arbitrator shall, after the submission of the materials, submit a written decision on each unresolved objection to the Stockholders' Representative and CenterPoint and such determination shall be final and binding on the parties hereto (the "Arbitrator Report"). The parties agree that the cost of the Arbitrator shall be borne by the non-prevailing party or as determined by the Arbitrator.

           2.2.4 Definitions. For purpose of Section 2.2, the following terms shall have the following meanings:

          (a) "Acquisition" means each entity or portion of such entity acquired or merged with or into the Company after the Closing.

               (b) "Base EBITDA" shall be equal to $11,633,839.

          (c) "Debt" means (a) all indebtedness for borrowed money, whether or not evidenced by an instrument, (b) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (c) any obligation owed for all or part of the deferred purchase price of property or services (excluding accounts payable arising in the ordinary course of business) and (d) any guaranty of a Person with respect to liabilities of a type described in immediately preceding clauses (a) through
(c).


          (d) "EBITDA" means the sum of: (a) the net income (or loss) of the Company excluding extraordinary items, (b) provisions for taxes based on income,
(c) total interest expense of the Company with respect to Debt, (d) to the extent net income for the Company has been reduced thereby, depreciation expense, and (e) to the extent net income for the Company has been reduced thereby, amortization expense less non-cash items increasing net income, all as determined in accordance with GAAP.

               (e) "Purchase Multiple" means 6.75.

          (f) "2000 EBITDA" means the Company's EBITDA for the twelve month period ending December 31, 2000, excluding EBITDA attributable to any Acquisition.

           2.2.5  Example
                  -------


2000 EBITDA           $ 13,442,343
Less: Base EBITDA     $(11,633,839)
                   ---------------
Net EBITDA            $  1,808,505
Purchase Multiple             6.75

Net Value             $ 12,207,403
                      ============


                                  ARTICLE III

                       THE CLOSING AND CONSUMMATION DATE

     The consummation of the Merger and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Katten Muchin & Zavis, Chicago, Illinois, contemporaneously with the closing of the IPO, or at such other time and date as the parties hereto may mutually agree (the "Closing Date").


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to CenterPoint, as of the date hereof and, subject to Section 7.3, as of the date on which CenterPoint and the lead Underwriter (as defined in Section 8.1.1) execute and deliver the Underwriting Agreement related to the IPO and as of the Closing Date, as follows:

      4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Company Subsidiary (as defined in Section 4.2) is duly organized, validly existing and in good standing under the laws of the state of its organization set forth on Schedule 4.2. Each of the Company and the Company Subsidiaries has the requisite power and authority under state and federal law to own, lease and operate its assets and properties and to carry on the Business as it is now being conducted, to do and/or licensed to transact and is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensure necessary. True, accurate and complete copies of the Company's and each Company Subsidiary's Organizational Documents, in each case as in effect on the date hereof, have heretofore been delivered to CenterPoint. "Organizational

Documents" means (a) the articles or certificate of incorporation and the bylaws of a corporation (professional or otherwise), (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate of limited partnership of any limited partnership, (d) the operating or limited liability company agreement and certificate of formation of any limited liability company, (e) any charter or similar document adopted and filed in connection with the creation, formation, organization or governance (as applicable) of any Person and (f) any amendment to any of the foregoing.

      4.2 Company Subsidiaries. Schedule 4.2 sets forth the name (including any assumed names), jurisdiction of organization and ownership of the issued and outstanding equity interests of each Person in which the Company owns, directly or indirectly, securities or other interests having the power to elect a majority of such Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of such Person (each a "Company Subsidiary"). Except as set forth on Schedule 4.2, the Company does not, directly or indirectly, own, of record or beneficially, or control any capital stock, securities convertible into capital stock or any other equity interest in any Person.

      4.3 Authority; Non-Contravention; Approvals.
          ---------------------------------------

          4.3.1 The Company has full right, power and authority to enter into this Agreement and, subject to the approval of the Merger and the transactions contemplated hereby by the Stockholders, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Merger and the transactions contemplated hereby by the Stockholders. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by CenterPoint, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          4.3.2 The execution and delivery of this Agreement by the Company does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any claim, lien, privilege, mortgage, charge, hypothecation, assessment, security interest, pledge or other encumbrance, conditional sales contract, equity charge, restriction, or adverse claim of interest of any kind or nature whatsoever (each a "Lien" and collectively, the "Liens"), upon the Business or any of the properties or assets of the Company or any Company Subsidiary under, any of the terms, conditions or provisions of (i) the Organizational Documents of the Company or any Company Subsidiary, (ii) any statute, law, ordinance, rule, regulation, state or federal regulatory agency bulletin, state attorney general opinion, judgment, decree, order, injunction, writ, permit or license of any court or federal, state, provincial, local or foreign government, or any subdivision, agency or authority of any thereof, including any state's department of insurance ("Governmental Authority") applicable to the Company, any Company Subsidiary, the Business, or properties or assets of the Company or any Company Subsidiary, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company, or any Company Subsidiary is a party or by which the Company, any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be bound or affected. The consummation the Company of the transactions contemplated hereby will not result in a violation, conflict, breach, right of termination, creation or acceleration of Liens under the terms, conditions or provisions of the items described in clauses (i) through (iii) of the immediately preceding sentence, subject, in the case of the terms, conditions or provisions of the items described in clauses (ii) or (iii) above, to obtaining (prior to the Closing Date) such consents required from third parties set forth on Schedule 4.3.2.

          4.3.3 Except for (i) the filing in connection with the IPO of a registration statement on Form S-1 (the "Form S-1") and the filing of a registration statement on Form S-4 (the "Form S-4") (Form S-1 and Form S-4 are collectively the "Registration Statements") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"or the "1933 Act"), the declaration of the effectiveness thereof by the SEC and filings, if required, with various state securities or "blue sky" authorities, and (ii) any filing which may be required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, individually or in the aggregate, have a "Company Material Adverse Effect," which, for purposes of this Agreement means a material adverse effect on the operations, assets, condition (financial or other), operating results, employee or client relations, or prospects of the Company and the Company Subsidiaries, taken as a whole.

 4.4 Capitalization.
     --------------

          4.4.1 The authorized capital stock of the Company consists of 10,000,000 shares of Class A Common Stock, par value $.01 per share, 10,000,000 shares of Class B Common Stock, par value $.01 per share and 5,000,000 shares of Preferred Stock, par value $.01 per share, of which 1,046,180 shares of Class A Common Stock, warrants to purchase 123,042 shares of Class A common stock, par value $.01 per share, and 4,000 shares of Preferred Stock are issued and outstanding. The authorized capital stock of each of the Company Subsidiaries, if any, and the number of such shares issued and outstanding is completely and accurately set forth in Schedule 4.4. All of such issued and outstanding shares are validly issued and are fully paid, nonassessable and free of preemptive rights. The Stockholders are all of the stockholders of the Company and own beneficially and of record all of the issued and outstanding shares of the Company Stock as set forth in Schedule 4.4, which shares constitute all of the outstanding shares of capital stock of the Company. The Company owns all shares of the Company's Subsidiaries as indicated on Schedule

4.4, in each case free and clear of all Liens, and the Company has good and marketable title to such shares of the Company Subsidiaries. All of such issued and outstanding shares are validly issued and are fully paid, nonassessable and free of preemptive rights.

          4.4.2 Except as set forth on Schedule 4.4, there are no outstanding subscriptions, options, calls, contracts, commitments, undertakings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to grant, extend or enter into any such agreement or commitment or obligating the Company or any Company Subsidiary to convey or transfer any Company Stock or Company Subsidiary stock, as the case may be. As of the Closing Date, there will be no voting trusts, proxies or other agreements or understandings to which the Company or any Company Subsidiary is a party or is bound with respect to the voting of any shares of capital stock or other equity interests of the Company or any Company Subsidiary.

      4.5 Year 2000. Except as set forth on Schedule 4.5, to the Knowledge of the Company, all of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by the Company or any Company Subsidiary in the conduct of the Business will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results when processing, providing, and/or receiving
(i) date-related data into and between the twentieth (20th) and twenty-first
(21st) centuries and (ii) date-related data in connection with any valid date in the twentieth (20th) and twenty-first (21st) centuries, except for any malfunctions or generations of incorrect data or results that would not individually or in the aggregate have a Company Material Adverse Effect. Nothing in this Section 4.5 is intended or shall be construed as a representation or warranty with respect to embedded systems.

      4.6 Financial Statements. The Company has previously furnished to CenterPoint copies of the audited consolidated balance sheet of the Company as of July 31 in each of the years 1997 and 1998 (the "Latest Balance Sheet"), and the related audited consolidated statements of income, stockholders' equity and cash flow for each of the years in the three (3) year period ended October 31, 1998, including all notes thereto (collectively, the "Financial Statements"). Each of the Financial Statements is accurate and complete in all material respects, is consistent with the books and records of the Company and the Company Subsidiaries (which, in turn, are accurate and complete in all material respects), and fairly presents in all material respects the financial condition, assets and liabilities of the Company and the Company Subsidiaries as of its date and the results of operations and cash flows for the periods related thereto, in each case in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP").

      4.7 Absence of Undisclosed Liabilities. Except as disclosed in Schedule 4.7, neither the Company nor any Company Subsidiary had, as of the date of the Latest Balance Sheet, nor has it incurred since that date, any liabilities or obligations of any nature (whether known or unknown, absolute, contingent, accrued, direct, indirect, perfected, inchoate, unliquidated or otherwise), except

(i) to the extent clearly and accurately reflected or accrued or fully reserved against in the Financial Statements or (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business and consistent with past custom and practices (none of which is a liability resulting from a breach of contract, breach of warranty, tort, infringement claim, legal violation or lawsuit).

      4.8 Accounts and Notes Receivable. All of the accounts receivable of the Company and each Company Subsidiary reflected in the Latest Balance Sheet or arising from the date thereof until the Closing Date have arisen or will arise in the ordinary course of the Company's Business and each Company Subsidiary's Business, are not and will not be subject to any defense, counterclaim or setoff, subject to insureds' rights to cancel insurance coverage, and have been collected or are and will be collectible in the ordinary course of the Company's Business using normal collection practices and policies employed by the Company and each Company Subsidiary as of the date of this Agreement, in each case subject to any allowance for doubtful accounts determined in accordance with the Company's past custom and practices.

      4.9 Absence of Certain Changes or Events. Except as set forth on Schedule 4.9, since the date of the Latest Balance Sheet, each of the Company and the Company Subsidiaries has conducted its business only in the ordinary course consistent with past custom and practices. Except as set forth on Schedule 4.9, since the date of the Latest Balance Sheet, there has not been any:

          (a) change in the operations, condition (financial or otherwise), operating results, assets, liabilities, employee, or client or policyholder relations or prospects of the Company or any Company Subsidiary except as would not have a Company Material Adverse Effect;

          (b) damage, destruction or loss of any property owned by the Company or any Company Subsidiary, or used in the operation of the Business, whether or not covered by insurance, having a replacement cost or fair market value in excess of five percent (5%) of the amount of net property, plant and equipment shown on the Latest Balance Sheet, in the aggregate;

          (c) voluntary or involuntary sale, transfer, surrender, cancellation, abandonment, waiver, release or other disposition of any kind by the Company or any Company Subsidiary of any right, power, claim or debt, except the collection of accounts in the ordinary course of business consistent with past custom and practices;

          (d) strike, picketing, boycott, work stoppage, union organizational activity, allegation, charge or complaint of employment discrimination or other labor dispute or similar occurrence that is reasonably expected to adversely affect the Company, a Company Subsidiary or the Business;

          (e) loan or advance by the Company or any Company Subsidiary to any Person, other than as a result of services performed for, or expenses properly and reasonably advanced for the benefit of, customers in the ordinary course of business consistent with past custom and practices;

          (f) notice (formal or otherwise) of any liability, potential liability or claimed liability relating to environmental matters;

          (g) declaration, setting aside, or payment of any dividend or other distribution in respect of the Company's capital stock or other equity interests or any direct or indirect redemption, purchase, or other acquisition of the Company's or any Company Subsidiary's capital stock or other equity interests, or the payment of principal or interest on any note, bond, debt instrument or debt to any Affiliate (as defined in Section 15.4) of the Company or any Company Subsidiary, except bonuses and distributions to employees and Stockholders disclosed to CenterPoint in writing that are consistent with the Company's past custom and practices or as otherwise contemplated by this Agreement;

          (h) incurrence by the Company or any Company Subsidiary of debts, liabilities or obligations except (i) current liabilities incurred in connection with or for services rendered in the ordinary course of business consistent with past custom and practices, (ii) liabilities on account of taxes and governmental charges (but not penalties, interest or fines in respect thereof), and (iii) obligations or liabilities incurred by virtue of the execution of this Agreement;

          (i) issuance by the Company or any Company Subsidiary of any notes, bonds, or other debt securities or any equity securities or securities convertible into or exchangeable for any equity securities;

          (j) entry by the Company or any Company Subsidiary into, or amendment or termination of, any material commitment, contract, agreement, or transaction, other than in the ordinary course of business and other than expiration of contracts in accordance with their terms, except the Company and any Company Subsidiary may amend any such material commitment, contract, agreement or transaction necessary to prevent the relevant commitment, contract, agreement or transaction from terminating due to the transactions contemplated herein, provided that all material terms of such commitment, contract, agreement or transaction shall remain the same;

          (k) loss or threatened loss of, or any material reduction or threatened material reduction in revenues from, any client of the Company or any Company Subsidiary that accounted for revenues during the last twelve months in excess of one percent (1%) of the consolidated net revenues of the Company and the Company Subsidiaries, or change in the relationship of the Company or any Company Subsidiary with any client or Governmental Authority that is reasonably expected to adversely affect the Company, any Company Subsidiary or the Business;

          (l) change in accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) utilized by the Company or any Company Subsidiary;

          (m) discharge or satisfaction by the Company or any Company Subsidiary of any material liability or encumbrance or payment by the Company or any Company Subsidiary of any material obligation or liability, other than current liabilities paid in the ordinary course of its business consistent with past custom and practices;

          (n) sale, lease or other disposition by the Company or any Company Subsidiary of any tangible assets having an aggregate replacement cost or fair market value in excess of five percent (5%) of the amount of net property, plant and equipment shown on the Latest Balance Sheet) other than in the ordinary course of business, or the sale, assignment or transfer by the Company or any Company Subsidiary of any trademarks, service marks, trade names, corporate names, copyright registrations, trade secrets, lists of past and present customers, lists of potential customers, insurance policy expiration data or rights, research sales data, analyses, sales and marketing materials, scheduling and service methods, sales and service manuals, or other intangible assets, or disclosure of any proprietary or confidential information of the Company or any Company Subsidiary relating to or used in connection with the Business to any Person other than an employee, agent, attorney, accountant or other representative of the Company that has agreed to maintain the confidentiality of any such proprietary confidential information;

          (o) capital expenditures or commitments therefor by the Company or any Company Subsidiary in excess of $50,000 individually or $100,000 in the aggregate;

          (p) mortgage, pledge or other encumbrance of any asset of the Company or any Company Subsidiary or creation of any easements, Liens or other interests against or on any of the Real Property (as defined in Section 4.14.1);

          (q) adoption, amendment or termination of any Employee Plan (as defined in Section 4.17.5(a)) or increase in the benefits provided under any Employee Plan, or promise or commitment to undertake any of the foregoing in the future; or

          (r) an occurrence or event not included in clauses (a) through (q) that has resulted or, based on information of which the Company has Knowledge, is reasonably expected to result in a Company Material Adverse Effect.

      4.10 Litigation. Except as set forth on Schedule 4.10 (which shall disclose the parties to, nature of and relief sought for each matter to be disclosed on Schedule 4.10):

          4.10.1 There is no suit, action, proceeding, investigation, claim or order pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, or with respect to the Merger, or with respect to any Employee Plan, or any fiduciary of any such plan (or pending or, to the Knowledge of the Company, threatened against any of the officers, directors, members, partners or employees of the Company or any Company Subsidiary with respect to its business or proposed business activities), or to which the Company or any Company Subsidiary is otherwise a party, or that is reasonably expected to have a Company Material Adverse Effect, before any court, or before any Governmental Authority (each an "Action" and collectively, the "Actions"); nor, to the Knowledge of the Company, is there any basis for any such Action.

          4.10.2 Neither the Company nor any Company Subsidiary is subject to any unsatisfied or continuing judgment, order or decree of any court or Governmental Authority. Neither the Company nor any Company Subsidiary, to the Knowledge of the Company, is otherwise exposed, from a legal standpoint, to any liability or disadvantage that is reasonably expected to result in a Company Material Adverse Effect, and neither the Company nor any Company Subsidiary is a party to any legal action to recover monies due it or for damages sustained by it, other than collection of past due charges for services rendered or expenses incurred by the Company.

          4.10.3 Schedule 4.10 lists the insurer for each Action covered by insurance or designates such Action, or a portion of such Action, as uninsured and lists the individual and aggregate policy limits for the insurance covering each insured Action and the applicable policy deductibles for each insured Action.

          4.10.4 Schedule 4.10 sets forth all material closed litigation matters to which the Company or any Company Subsidiary was a party during the five (5) year period preceding the Closing Date, the date such litigation was commenced and concluded, and the nature of the resolution thereof (including amounts paid in settlement or judgment).

      4.11 Compliance with Applicable Laws.  Except as set forth on Schedules
4.11 and 4.19, each of the Company, and the Company Subsidiaries and every person acting on behalf of the Company or any Company Subsidiary has complied in all material respects with all laws, rules, regulations, regulatory agency bulletins, attorney general opinions, writs, injunctions, decrees, and orders (collectively, "Laws") applicable to the Company, any Company Subsidiary and every person acting on behalf of the Company or any Company Subsidiary in relation to the operation of the Business, except where failure to so comply would not have a Company Material Adverse Effect, and has not received any notice of any alleged claim or threatened claim, violation of, citation for non-compliance with, or liability or potential responsibility under, any such Law which has not heretofore been cured and for which there is no remaining liability and, to the Knowledge of the Company, no event has occurred or circumstances exist that (with or without notice or lapse of time) is reasonably expected to constitute or result in a violation by the Company, any Company Subsidiary or any person acting on behalf of the Company or any Company Subsidiary of any Law or that gives rise to any liability on the part of the Company or any Company Subsidiary under any Law. Neither the Company nor any Company Subsidiary has received notice of potential claims, allegations, grievances or complaints against or pertaining to the Business, including any consumer complaints from any state departments of insurance.

      4.12 Licenses. Schedule 4.12 lists all Licenses used by the Company, the Company Subsidiary and each Licensed Person that are material to the conduct of the Business. "Licenses" means all notifications, licenses, permits, franchises, certificates, approvals, exemptions, classifications, registrations, qualifications and other similar documents and authorizations, and applications therefor held by the Company, each Company Subsidiary and each Person acting on behalf of the Company or a Company Subsidiary whose activities require Licenses ("Licensed Person") and issued or submitted to the Company, any Company Subsidiary or any Licensed Persons by any Governmental Authority or other Person. All such Licenses are valid, binding and in full force and effect. Except as described on Schedule 4.12, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not adversely affect any such Licenses. To the Knowledge of the Company, the Company and the Company Subsidiaries have taken all necessary action to maintain such Licenses. No loss or expiration of any such License is pending or, to the Company's Knowledge, threatened or reasonably foreseeable.

      4.13 Material Contracts. Except as listed or described on Schedule 4.13 (such contracts, or those which should have been listed on Schedule 4.13, are herein referred to as the "Material Contracts"), as of or on the date hereof, neither the Company nor any Company Subsidiary is a party to or bound by, any written or oral leases, agreements or other contracts or legally binding contractual rights or contractual obligations or contractual commitments (each a "Contract" and collectively, the "Contracts") relating to or in any way affecting the operation or ownership of the Business that are of a type described below and no such agreements are currently in negotiation or proposed:

          (a) any consulting agreement pursuant to which the Company or a Company Subsidiary is to receive consulting services (other than consulting agreements that may be terminated by the Company or a Company Subsidiary on not more than 30 days notice without penalty), employment agreement, change-in-control agreement, or collective bargaining arrangement with any labor union;

          (b) any Contract for capital expenditures or the acquisition or construction of fixed assets in excess of $50,000.

          (c) any Contract for the purchase, maintenance or acquisition, or the sale or furnishing, of materials, supplies, merchandise, machinery, equipment, parts or other property or services (except if such Contract is made in the ordinary course of business and requires aggregate future payments of less than $25,000);

          (d) any Contract, other than trade payables in the ordinary course of business, relating to the borrowing of money, or the guaranty of another Person's borrowing of money, including, without limitation, any notes, mortgages, indentures and other obligations, guarantees of performance, agreements and instruments for or relating to any lending or borrowing, including assumed indebtedness, other than any contract with an insurance carrier under which the Company or any Company Subsidiary is responsible for the payment of insurance premiums whether or not such premiums are first collected by the Company or any Company Subsidiary;

          (e) any Contract granting any Person a Lien on all or any part of the assets of the Company or any Company Subsidiary;

          (f) any Contract for the cleanup, abatement or other actions in connection with Hazardous Materials (as defined in Section 4.19), the remediation of any existing environmental liabilities or relating to the performance of any environmental audit or study;

          (g) any Contract granting to any Person an option or a first refusal, first-offer or similar preferential right to purchase or acquire any material assets of the Company or any Company Subsidiary;

          (h) any Contract with any agent, distributor or representative which is not terminable by the Company or a Company Subsidiary upon ninety (90) calendar days or less notice without penalty;

          (i) any Contract under which the Company or any Company Subsidiary is
     (A) a lessee or sublessee of any machinery, equipment, vehicle or other tangible personal property, or (B) a lessor of any tangible personal property owned by the Company or any Company Subsidiary, in either case having an original purchase price or requiring aggregate lease payments in excess of $50,000;

          (j) any Contract under which the Company or any Company Subsidiary has granted or received a license or sublicense or under which it is obligated to pay or has the right to receive a royalty, license fee or similar payment, in either case which provides for payments over the life of such Contract in excess of $25,000, except such Contracts with insurance companies whereby the Company or a Company Subsidiary is acting as an insurance producer and has the right to receive any commission payments;

          (k) any Contract concerning an Affiliate Transaction (as defined in Section 4.21);

          (l) any Contract providing for the indemnification or holding harmless of any officer, director, employee or other Person;

          (m) any Contract (A) for purchase or sale by the Company or any Company Subsidiary of any real property on which the Company or any Company Subsidiary conducts any aspect of the Business, (B) granting any options to lease or purchase all or any portion of the Real Property, or (C) providing for labor, services or materials to the Real Property (including, without limitation, brokerage or management services) involving aggregate future payments of more than $25,000;

          (n) any Contract limiting, restricting or prohibiting the Company or any Company Subsidiary from conducting business anywhere in the United States or elsewhere in the world;

          (o) any joint venture or partnership Contract;

          (p) any lease, sublease or associated agreements relating to the Leased Property (as defined in Section 4.14.1);

          (q) any Contract requiring prior notice, consent or other approval upon a change of control in the equity ownership of the Company or any Company Subsidiary, which, if amended, modified or terminated as a result of, relating to or in connection with a failure to provide prior notice, or gain such consent or approval, would result in a Company Material Adverse Effect; or

          (r) any other Contract, whether or not made in the ordinary course of business, which involves future payments by the Company or any Company Subsidiary in excess of $25,000.

     The Company has provided CenterPoint with a true and complete copy of each written Material Contract and a true and complete summary of each oral Material Contract, in each case including all amendments or other modifications thereto. Except as set forth on Schedule 4.13, each Material Contract is a valid and binding obligation of, and enforceable in accordance with its terms against, the Company or a Company Subsidiary, as applicable, and, to the Knowledge of the Company, the other parties thereto, and is in full force and effect, subject only to bankruptcy, reorganization, receivership and other laws affecting creditors' rights generally and equitable principles. Except as set forth on
Schedule 4.13, the Company or one of the Company Subsidiaries, as applicable, has performed in all material respects all obligations required to be performed by it as of the date hereof and will have performed in all material respects all obligations required to be performed by it as of the Closing Date under each Material Contract and neither the Company or Company Subsidiary, as applicable, nor, to the Knowledge of the Company, any other party to any Material Contract is in breach or default thereunder, and, to the Knowledge of the Company, there exists no condition which would, with or without the lapse of time or the giving of notice, or both, constitute a breach or default thereunder. The Company has not been notified that any party to any Material Contract intends to cancel, terminate, not renew, or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

     4.14 Properties.
          ----------

          4.14.1 Schedule 4.14.1-1 is a correct and complete list, and a brief description of, all real estate in which the Company or any of the Company Subsidiaries has an ownership interest (the "Owned Property") and all real property leased by the Company (the "Leased Property"). Except as lessee of Leased Property, neither the Company nor any Company Subsidiary is a lessee under or otherwise a party to any lease, sublease, license, concession or other agreement, whether written or oral, pursuant to which another Person has granted to the Company or any Company Subsidiary the right to use or occupy all or any portion of any real property.

          The Company or one of the Company Subsidiaries has good and marketable fee simple title to the Owned Property and, assuming good title in the Landlord, a valid leasehold interest in the Leased Property (the Owned Property and the Leased Property being sometimes referred to herein as "Real Property"), in each case free and clear of all Liens, assessments or restrictions (including, without limitation, inchoate liens arising out of the provision of labor, services or materials to any such real estate) other than (a) mortgages shown on the Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) Liens for current taxes not yet due, (c) (i) minor imperfections of title, including utility and access easements depicted on subdivision plats for platted lots that do not impair the intended use of the property, if any, none of which materially impairs the current operations of the Company or the Business, and (ii) zoning laws and other land use restrictions or restrictive covenants that do not materially impair the present use of the property subject thereto, and (d) Liens, assessments, and restrictions pursuant to and by virtue of the terms of the lease of the Leased Property. The Real Property constitutes all real properties reflected on the Financial Statements or used or occupied by the Company or any Company Subsidiary in connection with the Business or otherwise.

          With respect to the Owned Property, except as reflected on Schedule 4.14.1-2(a):

          (a) the Company or one of the Company Subsidiaries is in exclusive possession thereof and no easements, licenses or rights are necessary to conduct the Business thereon in addition to those which exist as of the date hereof;

          (b) no portion thereof is subject to any pending condemnation proceeding or proceeding by any public or quasi-public authority materially adverse to the Owned Property and, to the Knowledge of the Company, there is no threatened condemnation or proceeding with respect thereto;

          (c) there is no violation of any covenant, condition, restriction, easement or agreement of any Governmental Authority that affects the Owned Property or the ownership, operation, use or occupancy thereof;

          (d) no portion of any parcel of the Owned Property is subject to any roll-back tax, dual or exempt valuation tax and no portion of any Owned Property is omitted from the appropriate tax rolls; and

          (e) all assessments and taxes currently due and payable on such Owned Property have been paid.

     With respect to the Leased Property, except as reflected on Schedule 4.14.1-2(b):

               (i) the Company and/or one of the Company Subsidiaries is in exclusive, peaceful and undisturbed possession thereof and, to the Knowledge of the Company, no easements, licenses or rights are necessary to conduct the Business thereon in addition to those which exist as of the date hereof; and

               (ii) to the Knowledge of the Company, no portion thereof is subject to any pending condemnation proceeding or proceeding by any public or quasi-public authority materially adverse to the Leased Property and there is no threatened condemnation or proceeding with respect thereto.

     4.14.2 The Latest Balance Sheet and/or Schedule 4.14.2 reflect all material tangible personal property owned by the Company or any Company Subsidiary, except as sold or otherwise disposed of or acquired in the ordinary course of business. Except as set forth on Schedule 4.14.2, the Company or one of the Company Subsidiaries has good and marketable title to, or a valid leasehold interest in, or valid license of, such personal property (including, without limitation, machinery, equipment and computers), in each case free and clear of any Liens (other than Liens that are part of such leasehold or license), and each such asset is in working order and has been maintained in a commercially reasonable manner and does not contain, to the Knowledge of the Company, any material defect. Except as set forth in Schedule 4.14.2, no personal property (including, without limitation, software and databases maintained on off-premises computers) used by the Company or any Company Subsidiary in connection with the Business is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement or is located other than on the Real Property.

      4.15 Intellectual Property. The (i) patents, patent applications, inventions and discoveries that may be patentable (collectively, the "Patents"),
(ii) registered and unregistered trademarks, trade names, company names, assumed business names and service marks (collectively, the "Marks"), (iii) copyrights (the "Copyrights"), and (iv) know how, trade secrets, confidential information, software, technical information, data, process technology, plans and drawings, lists of past and present customers, lists of potential customers, insurance expiration data and rights, business plans, performance standards, catalogues, research sales data, analyses, and programs, sales and marketing materials, scheduling and service methods, sales and service manuals and all other proprietary, confidential and other similar information (in whatever form or medium) relating to or used in connection with the Business (collectively, the "Trade Secrets"), and the business and goodwill of the Company and the Company Subsidiaries as a going concern owned, used or licensed by the Company or any Company Subsidiary (collectively, the "Intellectual Property") are all those necessary to enable the Company and the Company Subsidiaries to conduct and to continue to conduct the Business substantially as it is currently conducted.
Schedule 4.15 contains a complete and accurate list of all material Patents, Marks and Copyrights and a brief description of all material Trade Secrets owned, used by or directly licensed to the Company or any Company Subsidiary, and a list of all material license agreements and arrangements with respect to any of the Intellectual Property to which the Company or any Company Subsidiary is a party, whether as licensee, licensor or otherwise (collectively, the "Intellectual Property Licenses"). Except as set forth on Schedule 4.15, (i) all of the Intellectual Property is owned, or to the Knowledge of the Company used under a valid Intellectual Property License, by the Company or one of the Company Subsidiaries, and is free and clear of all Liens and other adverse claims; (ii) neither the Company nor any Company Subsidiary has received any written notice that it is or has infringed on, misappropriated or otherwise conflicted with, or otherwise has Knowledge that it is infringing on, misappropriating, or otherwise conflicting with the intellectual property rights of any third parties; (iii) there is no claim pending or, to the Knowledge of the Company threatened against the Company or any Company Subsidiary with respect to the alleged infringement or misappropriation by the Company or Company Subsidiary, or a conflict with, any intellectual property rights of others; (iv) the operation of any aspect of the Business in the manner in which it has heretofore been operated or is presently operated does not give rise to any such infringement or misappropriation; and
(v) there is no infringement or misappropriation of the Intellectual Property by a third party or claim, pending or, to the Knowledge of the Company, threatened, against any third party with respect to the alleged infringement or misappropriation of the Intellectual Property.

      4.16 Taxes.

          4.16.1 Except as set forth on Schedule 4.16.1-1, each of the Company and the Company Subsidiaries has timely and accurately prepared and filed or will timely and accurately prepare and file all federal, state (including any state premium filings), local and foreign returns, declarations and reports, information returns and statements (collectively, the "Returns") for Taxes (as defined in Section 4.16.2) required to be filed by or with respect to the Company or the Company Subsidiaries before the Closing Date, and has paid or caused to be paid, or has made adequate provision or set up an adequate accrual or reserve for the payment of, all Taxes required to be paid in respect of the periods for which Returns are due on or prior to the Closing Date, and will establish an adequate accrual or reserve for the payment of all Taxes payable in respect of the period, including portions thereof, subsequent to the last of said periods required to be so accrued or reserved, in each case in accordance with GAAP up to and including the Closing Date. All such Returns are or will be true and correct in all material respects. The Company has delivered to CenterPoint true and complete copies of all Returns referred to in the first sentence of this Section 4.16.1 (including any amendments thereof) for the five
(5) most recent taxable years. Neither the Company nor any Company Subsidiary is delinquent in the payment of any Tax, and no material deficiencies for any Tax, assessment or governmental charge have been threatened, claimed, proposed or assessed. No waiver or extension of time to assess any Taxes has been given or requested. No written claim, or any other claim, by any taxing authority in any jurisdiction where the Company or any Company Subsidiary does not file Tax returns is pending pursuant to which the Company or Company Subsidiary, as applicable, is or may be subject to taxation by that jurisdiction. The Company's and the Company Subsidiaries' Returns were last audited by the Internal Revenue Service or comparable state, local or foreign agencies on the dates set forth on Schedule 4.16.1-2.

          4.16.2 For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, withholdings, fees, levies, penalties, additions, interest or other assessments, including, without limitation, income, gross receipts, excise, property, sales, employment, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments, imposed by the United States, or any state (including any state premium tax filings), local, foreign or provincial government or subdivision or any agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis.

      4.17  Employee Benefit Plans; ERISA.
            -----------------------------

          4.17.1 Except as described in Schedule 4.17.1, neither the Company nor any Company Subsidiary has or is reasonably expected to have any liability (including contingent liability) whether direct or indirect (and regardless of whether it would be derived from a current or former Plan Affiliate as defined in Section 4.17.5(c)) with respect to any of the following (whether written, unwritten or terminated): (i) any employee welfare benefit plan, as defined in
Section 3(1) of "ERISA," including, but not limited to, any medical plan, life insurance plan, short-term or long-term disability plan or dental plan; (ii) any "employee pension benefit plan," as defined in Section 3(2) of ERISA (as defined in Section 4.17.5(b)), including, but not limited to, any excess benefit plan, top hat plan or deferred compensation plan or arrangement, nonqualified retirement plan or arrangement, qualified defined contribution or defined benefit arrangement; or (iii) any other benefit plan, policy, program, arrangement or agreement, including, but not limited to, any material fringe benefit plan or program, personnel policy, bonus or incentive plan, stock option, restricted stock, stock bonus, holiday pay, vacation pay, sick pay, bonus program, service award, moving expense, reimbursement program, tool allowance, safety equipment allowance, deferred bonus plan, salary reduction agreement, change-of-control agreement, employment agreement or consulting agreement.

          4.17.2 A complete copy of each written Employee Plan (as defined in Section 4.17.5(a)) as amended to the Closing, together with audited financial statements, if any, for the three (3) most recent plan years; a copy of each trust agreement or other funding vehicle with respect to each such plan; a copy of any and all determination letters, rulings or notices issued by a Governmental Authority with respect to such plan; a copy of the Form 5500 Annual Report for the three (3) most recent plan years; and a copy of each and any general explanation or communication which was required to be distributed or otherwise provided to participants in such plan and which describes all or any relevant aspect of each plan, including summary plan descriptions and/or summary of material modifications, have been delivered to CenterPoint. A description of each unwritten Employee Plan, including a description of eligibility, participation, benefits, funding arrangements and assets or other relevant aspects of the obligation, is set forth in Schedule 4.17.2.

          4.17.3 Except as is not reasonably expected to give rise to any liability (including contingent liability), whether direct or indirect, to the Company or any Company Subsidiary, each Employee Plan (i) has been and is operated and administered in compliance with its terms; (ii) has been and is operated, administered, maintained and funded in compliance with the applicable requirements of the Code in such a manner as to qualify, where appropriate and intended, for both Federal and state purposes, for income tax exclusions, tax-exempt status, and the allowance of deductions and credits with respect to contributions thereto; (iii) where appropriate, has received a favorable determination letter from the Internal Revenue Service upon which the sponsor of the plan may currently rely; (iv) has been and currently complies in form and in operation in all respects with all applicable requirements of ERISA and the Code and any applicable reporting and disclosure requirements of Federal and state laws, including but not limited to the requirement of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code. With respect to each Employee Plan, no Person has: (i) entered into any nonexempt "prohibited transaction," as such terms are defined in ERISA or the Code; (ii) breached a fiduciary obligation or (iii) any liability for any failure to act or comply in connection with the administration or investment of the assets of such plan; and no Employee Plan has any liability and there is no liability in connection with any Employee Plan, other than a liability (i) which is expressly and adequately reflected in the Latest Balance Sheets, (ii) which is discretionary or terminable at will by the Company or one of the Company Subsidiaries without incurring any such liability, or (iii) which is adequately funded under a funding arrangement separate from the assets of the Company, any Company Subsidiary or a Plan Affiliate (and only to the extent of such funding). Any contribution made or accrued with respect to any Employee Plan is fully deductible by the Company, a Company Subsidiary or a Plan Affiliate.

          4.17.4 Neither the Company nor any Company Subsidiary or Plan Affiliate has ever sponsored, maintained, contributed to or been required to contribute to, or has any liability, whether direct or indirect, with respect to any Employee Plan which is or has ever been (i) a "multiemployer plan" as defined in Section 4001 of ERISA, (ii) a "multiemployer plan" within the meaning of Section 3(37) of ERISA, (iii) a "multiple employer plan" within the meaning of Code Section 413(c), (iv) a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA, (v) subject to the funding requirements of Section 412 of the Code or to Title IV of ERISA, or (vi) provides for post-retirement medical, life insurance or other welfare-type benefits.

          4.17.5 As used in this Agreement, the following terms shall have the following respective meanings:

               (a) the term "Employee Plan" shall mean any plan, policy, program, arrangement or agreement described in Section 4.17.1, whether or not scheduled;

               (b) the term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended; and

               (c) with respect to any Person ("First Person"), the term "Plan Affiliate" shall mean any other Person with whom the First Person constitutes or has constituted all or part of a controlled group, or which would be treated or have been treated with the First Person as under common control or whose employees would be or have been treated as employed by the First Person, under Section 414 of the Code or Section 4001(b) of ERISA and any regulations, administrative rulings and case law interpreting the foregoing.

      4.18 Labor Matters. Except as set forth in Schedule 4.18, there is no, and within the last three (3) years neither the Company nor any Company Subsidiary has experienced any, strike, picketing, boycott, work stoppage or slowdown or other similar labor dispute, union organizational activity, allegation, charge or complaint of unfair labor practice, employment discrimination or other matters relating to the employment of labor pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, or which might affect the Company or any Company Subsidiary; nor, to the Knowledge of the Company, is there any basis for any such allegation, charge, or complaint. There is no request for representation pending and, to the Knowledge of the Company, no question concerning representation has been raised. There is no grievance pending that is reasonably expected to result in a Company Material Adverse Effect nor any arbitration proceeding arising out of a union agreement. To the Knowledge of the Company, no key employee and no group of employees has announced or otherwise indicated any plans to terminate employment with the Company or any Company Subsidiary. Each of the Company and any Company Subsidiary has complied with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. Neither the Company nor any Company Subsidiary is liable for any arrears of wages or any taxes or penalties for failure to comply with any such laws, ordinances or regulations.

      4.19  Environmental Matters.  Other than as disclosed on Schedule 4.19,
(i) each of the Company and the Company Subsidiaries is operating and has operated its business in compliance with all applicable Environmental and Safety Requirements (as defined later in this Section); (ii) to the actual knowledge of the officers of the Company, without any duty to inquire (notwithstanding the definition of "Knowledge" in Section 15.4), there are no Hazardous Materials (as defined later in this Section) present at, on or under any real property currently or formerly owned, leased or used by the Company or Company Subsidiary (other than those present in office supplies and cleaning/maintenance materials) for which the Company or a Company Subsidiary is or is reasonably expected to be responsible, or otherwise have any liability, for response costs under any Environmental and Safety Requirements; (iii) each of the Company and the Company Subsidiaries has disposed of all waste materials generated by the Company or such Company Subsidiary at any real property currently or formerly owned, leased or used by the Company or Company Subsidiary in compliance with applicable Environmental and Safety Requirements; and (iv) there are and have been no facts, events, occurrences or conditions at or related to any real property currently or formerly owned, leased or used by the Company or Company Subsidiary that is reasonably expected to cause or give rise to liabilities or response obligations of the Company or any Company Subsidiary under any Environmental and Safety Requirements. The term "Environmental and Safety Requirements" means any federal, state and local laws, statutes, regulations or other requirements relating to the protection, preservation or conservation of the environment or worker health and safety, all as amended or reauthorized. The term "Hazardous Materials" means "hazardous substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq., "hazardous wastes," as defined by the Resource Conservation Recovery Act, 42 U.S.C. (S) 6901 et seq., asbestos in any form or condition, polychlorinated biphenyls and any other material, substance or waste to which liability or standards of conduct may be imposed under any Environmental and Safety Requirement.

      4.20 Insurance. Each of the Company and the Company Subsidiaries has in full force and effect commercially reasonable amounts of insurance (including, but not limited to, errors and omissions insurance up to $10,000,000 per occurrence and $10,000,000 aggregate) to protect the Company's and the Company Subsidiaries' ownership or interest in, and operation of, its assets against the types of liabilities, customarily insured against in connection with operations similar to the Business, and all premiums due on such policies have been paid. To the Company's Knowledge, each of the Company and the Company Subsidiaries has complied with the provisions of all such policies and is not in default under any of such policies. Schedule 4.20 contains a complete and correct list of all such insurance policies. Neither the Company nor any Company Subsidiary has received any notice of cancellation or non-renewal or intent to cancel or non-renew or increase premiums with respect to such insurance policies. Schedule
4.20 also contains a list of all claims or asserted claims reported to insurers under such policies relating to the ownership or interest in the Company's and the Company Subsidiaries' assets, or operation of the Business, including all errors and omissions claims and similar types of claims, actions or proceedings asserted against the Company or any Company Subsidiary arising out of the Business at any time within the past three (3) years.

      4.21 Interest in Customers and Suppliers; Affiliate Transactions. Except as described on Schedule 4.21 and except for ownership as an investment of not more than one percent (1%) of any class of capital stock of any publicly-traded company, no Stockholder, any Affiliate of a Stockholder nor Affiliate of the Company or any Company Subsidiary (i) possesses, directly or indirectly, any financial interest in, or is a director, officer, employee or affiliate of any Person that is a client, supplier, customer, lessor, lessee or competitor of the Company or any Company Subsidiary, (ii) owns, directly or indirectly, in whole or in part, or has any interest in any tangible or intangible property used in the conduct of the Business, or (iii) is a party to an agreement or relationship, that involves the receipt by such Person of compensation or property from the Company or any Company Subsidiary other than through a written employment relationship or through distributions made with respect to the Company Stock or equity interests in any Company Subsidiary (provided such distributions have been made consistent with the Company's or any Company Subsidiary's, as the case may be, past custom and practices). Schedule 4.21 sets forth the parties to and the date, nature and amount of each transaction during the last five years involving the transfer of any cash, property or rights to or from the Company or any Company Subsidiary from, to or for the benefit of any Affiliates (other than customary employment relationships or distributions made with respect to the Company Stock) ("Affiliate Transactions"), and any existing commitments of the Company or any Company Subsidiary to engage in the future in any Affiliate Transactions. Except as disclosed, each Affiliate Transaction and each transaction with former Affiliates of the Company or any Company Subsidiary was effected on terms equivalent to those that would have been established in an arm's-length transaction.

      4.22 Business Relationships. Schedule 4.22 lists all clients of the Company and each Company Subsidiary representing one percent (1%) or more of the Company's revenues for the twelve (12) months ended December 31, 1998. Except as set forth on Schedule 4.22, since December 31, 1998, none of such clients has canceled or substantially reduced its business with the Company or Company Subsidiary, as applicable, nor are any of such clients threatening to do so.

To the Knowledge of the Company, no policyholders, retail producers, licensed agents and brokers, bona-fide associations and/or groups and risk retention groups or risk purchasing groups, or insurance carriers that accounts for one percent (1%) or more of the Company's consolidated net revenue or supplier of the Company or any Company Subsidiary, will cease to do business with, or substantially reduce its business with, the Company or Company Subsidiary, as applicable, after the consummation of the transactions contemplated hereby.

      4.23 Compensation. Schedule 4.23 is a complete list setting forth the names and current total compensation, including, without limitation, salary and bonuses paid to employees and draws or other distributions paid to partners, members or owners of each Person who earned from the Company or a Company Subsidiary in 1998 total compensation in excess of $100,000. Except as set forth in Schedule 4.23, no Person listed thereon has received any bonus or increase in compensation and there has been no "1 general increase" in the compensation or rate of compensation payable to any employees, partners, members or owners of the Company or any Company Subsidiary since the date of the Latest Balance Sheet, other than in the Company's and Company Subsidiaries' ordinary course of business, consistent with past custom and practices, nor since that date has there been any oral or written promise to employees, partners, members or owners of any bonus or increase in compensation, other than in the Company's ordinary course of business, consistent with past custom and practices. The term "general increase" as used herein means any increase generally applicable to a class or group, but does not include increases granted to individuals for merit, length of service or change in position or responsibility made on the basis of the custom and past practices of the Company or any Company Subsidiary. Schedule
4.23 includes the date and amount of the last bonus or similar distribution or increase in compensation for each listed individual.

      4.24 Bank Accounts. Schedule 4.24 is a true and complete list of each bank in which the Company or any Company Subsidiary has an account or safe deposit box, the number of each such account or box, and the names of all Persons authorized to draw thereon or to have access thereto. Without limiting the generality of Section 4.11 herein, the Company and each Company Subsidiary has complied with all laws, regulations, bulletins promulgated by the California Department of Insurance and all other state departments of insurance where clients of the Company or a Company Subsidiary reside, and all written policies of the California Department of Insurance and all other state departments of insurance where clients of the Company or a Company Subsidiary reside pertaining to the handling and maintenance of premium fund trust accounts and premiums held by the Company and the Company Subsidiaries generally ("Premium Fund Insurance Regulations"). The premium fund trust accounts of the Company and each Company Subsidiary have the proper amount of funds in such accounts in accordance with all Premium Fund Insurance Regulations, and the Company and each Company Subsidiary have not or are not currently using such funds for their own use. The Company and each Company Subsidiary have never been found to violate any Premium Fund Insurance Regulations.

      4.25 Disclosure; No Misrepresentation. No representation or warranty of the Company contained in this Agreement or in any of the certification, schedules, lists, documents, exhibits, or other instruments delivered or to be delivered to CenterPoint as contemplated by any provision hereof contains any untrue statement regarding a material fact or omits to state a material fact necessary in order to make the statements made herein or therein not misleading. To the Knowledge of the Company, there is no fact or circumstance that has not been disclosed to CenterPoint herein that has or is reasonably expected to have a Company Material Adverse Effect.

      4.26 Title to and Transfer of Insurance Expirations. The Company or the Company Subsidiaries have good and valid title or rights, free and clear of any Liens, liabilities, encumbrances, obligations or other restrictions whatsoever, to the Insurance Expirations (as hereinafter defined). For the purpose of this
Section 4.26, "Insurance Expirations" is defined as the right to service, continue and renew, and collect all commissions and other amounts on, all insurance policies of every type and description placed by or through the Company or a Company Subsidiary, including all of (i) the expiration data relating to such policies of insurance placed by or through the Company or a Company Subsidiary, (ii) all books, records and files pertaining to all insurance policies, including, without limitation, all computerized data records and all other records and files regardless of the media in or on which such data, records or files are maintains, and (iii) the customer and prospective customer lists used by the Company or a Company Subsidiary.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                          OF THE SIGNING STOCKHOLDERS

      5.1.1 Several Representations and Warranties. Each Signing Stockholder, severally and not jointly, hereby represents and warrants to CenterPoint as of the date hereof and, subject to Section 7.3, as of the date on which CenterPoint and the lead Underwriter execute and deliver the Underwriting Agreement related to the IPO and as of the Closing Date as follows:

          5.1.1 Capitalization. Except for The 1818 Mezzanine Fund, L.P. and Hales Capital Advisors LLC, (each a "Warrant Holder" and collectively the "Warrant Holders"), each Signing Stockholder owns beneficially and of record all of the issued and outstanding shares of the Company Stock (and with respect to each Warrant Holder upon exercise of the Warrants will be) set forth opposite the name of such Signing Stockholder in Schedule 4.4. On the Closing Date each Warrant Holder will own beneficially and of record all of issued and outstanding shares of the Company Stock set forth opposite the name of such Warrant Holder. Such Company Stock is free and clear of all Liens and such Signing Stockholder has (and with respect to each Warrant Holder upon exercise of the Warrants will have) good and marketable title to such Company Stock. At the Closing as provided in this Agreement, CenterPoint will acquire good and valid title to such Company Stock, free and clear of any Lien other than any Lien created by CenterPoint.

          5.1.2 Authority. Such Signing Stockholder has full right, capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Signing Stockholder, and, assuming the due authorization, execution and delivery hereof by CenterPoint, constitutes a valid and legally binding agreement of such Signing Stockholder, enforceable against such Signing Stockholder in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          5.1.3 Non-Contravention. The execution and delivery of this Agreement by such Stockholder does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any of the terms, conditions or provisions of (i) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to such Signing Stockholder or (ii) other than those licenses, franchises, permits, concessions or instruments of any Governmental Authority, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which such Signing Stockholder is a party or by which such Signing Stockholder may be bound or affected. The consummation by such Signing Stockholder of the transactions contemplated hereby will not result in a violation, conflict, breach, right of termination, creation or acceleration of Liens under the of the terms, conditions or provisions of the items described in clauses (i) and (ii) of the immediately preceding sentence subject to obtaining (prior to the Closing Date) the consents set forth on
Schedule 4.3.2.

          5.1.4 Approvals. To the Knowledge of such Signing Stockholder, and except with respect to (i) the filing of the Registration Statements with the SEC pursuant to the 1933 Act, the declaration of the effectiveness of the Registration Statements by the SEC and filings, if required, with various state securities or "blue sky" authorities, and (ii) any filing which may be required under the HSR Act, no declaration, filing, or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by such Signing Stockholder or the consummation by such Signing Stockholder of the transactions contemplated hereby.

          5.1.5 Litigation. There is no action, claim, suit, proceeding (disciplinary or otherwise), arbitration or investigation pending, or to the Knowledge of such Signing Stockholder, threatened against such Signing Stockholder relating to (i) the transactions contemplated by this Agreement, or
(ii) any action taken by such Signing Stockholder or contemplated by such Signing Stockholder in connection with the consummation by such Signing Stockholder of the transactions contemplated hereby.

          5.1.6 No Transfer. There are no outstanding subscriptions, options, calls, contracts, commitments, undertakings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement to deliver or sell, or cause to be delivered or sold, shares of Company Stock owned by such Signing Stockholder or obligating such Signing Stockholder to grant, extend or enter into any such agreement or commitment or obligating such Signing Stockholder to convey or transfer any Company Stock. As of the Closing Date, there will be no voting trusts, proxies or other agreements or understandings to which such Signing Stockholder is a party or is bound with respect to the voting of any shares of capital stock or other equity interests of the Company other than the Voting Agreement.

          5.1.7 Disclosure. No representation or warranty by such Signing Stockholder contained in this Agreement or any of the written statements or certificates furnished at or prior to the Closing by such Signing Stockholder to CenterPoint or its representatives in connection herewith or pursuant hereto, contains any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading.

      5.2 Joint and Several Representations and Warranties. Subject to Section 9.1.1(a), the Signing Stockholders jointly and severally represent and warrant (other than The 1818 Mezzanine Fund, L.P. for which such representation and warranty shall only be several) to CenterPoint that to such Signing Stockholder's actual knowledge, the representations and warranties (other than the representations and warranties in Section 4.4.1 and Section 4.16) of the Company set forth in Article IV of this Agreement are true and correct. Subject to Section 9.1.1(a), the Signing Stockholders jointly and severally represent and warrant (other than The 1818 Mezzanine Fund, L.P. for which such representation and warranty shall only be several) to CenterPoint that the representations and warranties of the Company in Section 4.4.1 and Section 4.16 are true and correct.


                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF CENTERPOINT

     CenterPoint represents and warrants to the Company and the Stockholders as of the date hereof and, subject to Section 7.3, as of the date on which CenterPoint and the lead Underwriter execute and deliver the Underwriting Agreement related to the IPO and as of the Closing Date as follows:

      6.1 Organization And Qualification. Each of CenterPoint and Mergersub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. True, accurate and complete copies of each of CenterPoint's and Mergersub's Certificate of Incorporation and By-laws, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company.

      6.2 Capitalization.
          --------------

          6.2.1 The authorized capital stock of CenterPoint consists of 20,000 shares of CenterPoint Common Stock, of which 17,500 shares are outstanding as of the date hereof. All of the issued and outstanding shares of CenterPoint Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights. Immediately prior to the Closing Date, the authorized capital stock of CenterPoint will consist of 50,000,000 shares of CenterPoint Common

Stock, of which the number of shares set forth in the Form S-1 will be issued and outstanding, and 10,000 shares of Preferred Stock, par value $0.01 per share, none of which will be issued and outstanding. Other than (i) shares of CenterPoint Common Stock issued pursuant to a split of the shares outstanding as of the date of this Agreement, (ii) shares of CenterPoint Common Stock issued in accordance with the Merger and the Other Mergers, and (iii) shares of CenterPoint Common Stock that may be issued to new members of management in lieu of shares previously issued to current members of management, but which will not increase the number of shares of outstanding CenterPoint Common Stock, no shares of CenterPoint Common Stock will be issued prior to the consummation of the IPO. Mergersub's authorized capital stock consists solely of 100 shares of common stock, par value $.01 per share (the "Mergersub Stock"), all of which are issued and outstanding, are owned free and clear of any Liens by CenterPoint, and are fully paid, nonassessable and free of pre-emptive rights.

          6.2.2 Except as set forth on Schedule 6.2, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating CenterPoint to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of CenterPoint or obligating CenterPoint to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which CenterPoint is a party or is bound with respect to the voting of any shares of capital stock of CenterPoint. The shares of CenterPoint Common Stock issued to stockholders of the Company in the Merger will at the Closing Date be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and issued pursuant to a registration statement as required by the 1933 Act or an exemption thereof.

      6.3 No Subsidiaries. Except for CenterPoint's ownership of 100% of the capital stock of Professional Service Group, Inc., a Delaware corporation ("PSG") and Mergersub (and similar entities created for similar purposes with respect to Other Agreements), CenterPoint has no subsidiaries and it does not own any capital stock of any corporation or any equity or other interest of any nature whatsoever in any Person.

      6.4 Authority; Non-Contravention; Approvals.
          ---------------------------------------

          6.4.1 Each of CenterPoint and Mergersub has all requisite right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of CenterPoint and Mergersub, and no other corporate proceedings on the part of CenterPoint or Mergersub are necessary to authorize the execution and delivery of this Agreement or the consummation by CenterPoint and Mergersub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by CenterPoint and Mergersub and, assuming the due authorization, execution and delivery hereof by the Company and the Stockholders, constitutes a valid and legally binding agreement of CenterPoint and Mergersub, enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          6.4.2 The execution and delivery of this Agreement by CenterPoint and Mergersub does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of CenterPoint or Mergersub under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws of CenterPoint or Mergersub, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or Governmental Authority applicable to CenterPoint or Mergersub or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which CenterPoint or Mergersub is now a party or by which CenterPoint, Mergersub or any of their respective properties or assets, may be bound or affected. The consummation by CenterPoint or Mergersub of the transactions contemplated hereby will not result in any violation, conflict, breach, right of termination or acceleration or creation of Liens under any of the terms, conditions or provisions of the items described in clauses (i) through (iii) of the immediately preceding sentence, subject, in the case of the terms, conditions or provisions of the items described in clause (ii) above, to obtaining (prior to the Closing Date) CenterPoint Required Statutory Approvals (as defined in Section 6.4.3) and, in the case of the terms, conditions or provisions of the items described in clause
(iii) above, to obtaining (prior to the Closing Date) consents required from commercial lenders, lessors or other third parties.

          6.4.3 Except with respect to (i) the filing of the Registration Statements with the SEC pursuant to the 1933 Act, the declaration of the effectiveness of the Registration Statements by the SEC and filings, if required, with various state securities or blue sky authorities, and (ii) any filing which may be required under the HSR Act (the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the "CenterPoint Required Statutory Approvals") no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by CenterPoint or Mergersub or the consummation by CenterPoint or Mergersub of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, are not reasonably expected to, in the aggregate, have a material adverse effect on the business operations, properties, assets, condition (financial or other), results of operations or prospects of CenterPoint and its subsidiaries, taken as a whole (a "CenterPoint Material Adverse Effect").

      6.5 Absence of Undisclosed Liabilities. Except as set forth on Schedule 6.5, neither CenterPoint nor Mergersub has incurred any liabilities or obligations (whether known or unknown, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise) of any nature. Except as set forth on Schedule 6.5, neither CenterPoint nor Mergersub has engaged in any business activities of any type or kind whatsoever, nor entered into any agreements nor is it bound by any obligation or undertaking.

      6.6 Litigation. There are no claims, suits, actions or proceedings pending or, to the Knowledge of CenterPoint, threatened against, relating to or affecting CenterPoint or Mergersub, before any court, Governmental Authority or any arbitrator that seek to restrain or enjoin the consummation of the Merger or the IPO or which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to have a CenterPoint Material Adverse Effect. CenterPoint is not subject to any unsatisfied or continuing judgment, order or decree of any court or Governmental Authority. CenterPoint is not a party to any legal action to recover monies due it for damages sustained by it.

      6.7 Compliance with Applicable Laws. Each of CenterPoint and Mergersub has complied in all material respects with all Laws applicable to it, and has not received any notice of any alleged claim or threatened claim, violation of or liability or potential responsibility under any such Law which has not heretofore been cured and for which there is no remaining liability and, to the Knowledge of CenterPoint, no event has occurred or circumstances exist that (with or without notice or lapse of time) may constitute or result in a violation by CenterPoint or Mergersub of any Law or may give rise to any liability on the part of the CenterPoint or Mergersub under any Law.

      6.8 No Misrepresentation. None of the representations and warranties of CenterPoint set forth in this Agreement or in any of the certificates, schedules, lists, documents, exhibits, or other instruments delivered or to be delivered to the Stockholders or the Company as contemplated by any provision hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. To the Knowledge of CenterPoint, there is no fact or circumstance that has not been disclosed to the Company herein that has or is reasonably expected to have a Company Material Adverse Effect.


                                  ARTICLE VII

                       CERTAIN COVENANTS AND OTHER TERMS

     7.1  Conduct of Business by the Company Prior to the Effective Time.

          7.1.1 Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless CenterPoint shall otherwise agree in writing, the Company shall, and shall cause each Company Subsidiary to:

               (a) in all material respects conduct its businesses in the ordinary and usual course and consistent with past customs and practices;

               (b) not (i) amend its Organizational Documents, (ii) split, combine or reclassify its outstanding capital stock or (iii) (subject to the adjustment of the

          Company's working capital pursuant to Section 7.1(l)) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except dividends or distributions which (A) are consistent with past customs and practices, and (B) do not result in a Company Material Adverse Effect;

               (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of (i) any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, its capital stock or equity interests of any class, (ii) any debt with voting rights or (iii) any debt or equity securities convertible into or exchangeable for, or any rights, warrants, calls, subscriptions, or options to acquire, any such capital stock, debt with voting rights or convertible securities;

               (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business in a manner consistent with past customs and practices, (B) borrowings to refinance existing indebtedness on commercially reasonable terms, or (C) liability related to placing insurance with insurance companies and collecting premiums therefor in the ordinary course of business, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or equity interests or any options, warrants or rights to acquire any of its capital stock or equity interests or any security convertible into or exchangeable for its capital stock or equity interests, (iii) sell, pledge, dispose of or encumber any assets or businesses other than dispositions in the ordinary course of business in a manner consistent with past customs and practices or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

               (e) use commercially reasonable efforts to (i) preserve intact its business organizations and goodwill, (ii) keep available the services of its present officers and key employees, and (iii) preserve the goodwill and business relationships with clients and others having business relationships with it and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

               (f) confer on a regular and frequent basis with one or more representatives of CenterPoint to report operational matters of materiality and the general status of ongoing operations;

               (g) not (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its employees, partners, members or owners, except in the ordinary course of business in a manner consistent with past customs and practices of the Company or any Company Subsidiary, as applicable,
          (ii) pay or agree to pay any additional pension, retirement allowance or other employee benefit under any Employee Plan to any such Person, whether past or present, (iii) enter into any new employment, severance, consulting, or other compensation agreement with any of its existing employees, partners, members or owners, (iv) amend or enter into a new Employee Plan (except as required by Law) or amend or enter into a new collective bargaining agreement, or (v) engage in any new Affiliate Transaction;

               (h) comply in all material respects with all applicable Laws;

               (i) not make any material investment in, directly or indirectly, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any businesses or any Person or division thereof or otherwise acquire or agree to acquire any assets in each case which are material to it other than in the ordinary course of business in a manner consistent with past customs and practices; provided that the Company or any Company Subsidiary may enter into discussions and/or negotiations regarding a potential acquisition of or merger with or into (i) Summit Risk Management & Insurance Services, (ii) MGU of the West, (iii) Superior Access Insurance Services, Inc. (SAI), (iv) Barry Miller & Associates, and/or
          (v) Innovative Cost Management (ICM) (the entities referred to in items (i) through (v) collectively, the "Targets"); provided further, that the consummation of any such merger or acquisition shall be subject to CenterPoint's consent which may be withheld in its sole and absolute discretion, and that any such discussions and/or negotiations with any Target shall be subject to such Target first entering into a confidentiality agreement restricting the disclosure of the terms or existence of the contemplated transaction, the Merger and the Other Mergers in a form and substance reasonably satisfactory to CenterPoint;

               (j) not sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets;

               (k) maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses in a manner consistent with past customs and practices in all material respects;

               (l) cash, to the extent the cash allocated to the payment of the obligations of the Company and the Stockholders set forth on Schedule
          2.1.7 exceeds the amounts actually required to satisfy those obligations. For purposes of the preceding sentence, such obligations shall be deemed to be "satisfied" only upon either: (i) the delivery to CenterPoint of notice reflecting payment in full and release of such obligations, the form of such notice to the satisfaction of CenterPoint, or (ii) transfer to CenterPoint of cash in an amount equal to the obligation assumed by CenterPoint on the Closing Date; and

               (m) collect and bill receivables in the ordinary and usual course and consistent with past custom and practices.

          7.1.2 Notwithstanding the fact that such action might otherwise be permitted pursuant to this Article, none of the Stockholders or the Company shall take, or permit any Company Subsidiary to take, any action that would or is reasonably likely to result in any of the representations or warranties of the Stockholders and the Company set forth in this Agreement being untrue or in any of the conditions to the consummation of the transactions contemplated hereunder set forth in Article X (other than Section 10.1(i)) not being satisfied.

          7.1.3 At or prior to the Closing, the Company and/or the Stockholders, as applicable, shall terminate, without any liability to the Company or the Company Subsidiaries, all agreements relating to the voting of the Company's capital stock, and all agreements and obligations of the Company and the Company Subsidiaries relating to borrowed money and/or involving payments to or for the benefit of a Stockholder or former stockholder of the Company, or an Affiliate or family member of a Stockholder or former stockholder of the Company, including without limitation those set forth on Schedule 7.1.3, but excluding matters shown as excluded on Schedule 7.1.3 and (B) items approved by CenterPoint in writing.

     7.2  No-Shop.

          (a) After the date hereof and prior to the Closing Date or earlier termination of this Agreement, the Company and the Signing Stockholders shall (i) not, and the Company shall use its diligent efforts to cause the Company Subsidiaries and any officer, director or employee of, or any attorney, accountant, investment banker, financial advisor or other agent retained by the Company or any Company Subsidiary not to, initiate, solicit, negotiate, encourage, or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business and properties of the Company or any Company Subsidiary, or any capital stock of the Company or any Company Subsidiary, whether by merger, purchase of assets or otherwise, whether for cash, securities or any other consideration or combination thereof, or enter into any joint venture or partnership or similar arrangement, and
     (ii) promptly advise CenterPoint of the terms of any communications the Company or the Signing Stockholders may receive or become aware of relating to any bid for part or all of the Company or any Company Subsidiary.

          (b) The Company and the Signing Stockholders (i) acknowledge that a breach of any of their covenants contained in this Section 7.2 will result in irreparable harm to CenterPoint which will not be compensable in money damages; and (ii) agree that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to the other party for a breach of such covenant.

      7.3 Schedules. Each party hereto agrees that with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing promptly to supplement or amend and deliver to the other parties all the schedules to this Agreement (the "Schedules") to correct any matter which would constitute a breach of any such party's representations and warranties herein; provided, however, that no amendment or supplement to a Schedule that constitutes or reflects a Company Material Adverse Effect or affects

Schedule 4.2, Schedule 4.4 or Schedule 8.8 may be made unless CenterPoint and a majority of the Founding Companies consent to such amendment or supplement. No amendment or supplement to a Schedule shall be made later than three (3) business days prior to the anticipated effectiveness of the Form S-1. For all purposes of this Agreement, including, without limitation, for purposes of determining (x) whether the conditions set forth in Sections 10.2 and 10.3 have been fulfilled, and (y) the rights of a party to indemnification pursuant to
Article IX the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 7.3. In the event that (i) one of the other Founding Companies seeks to amend or supplement a Schedule pursuant to
Section 7.3 of one of the Other Agreements, (ii) such amendment or supplement constitutes or reflects a Company Material Adverse Effect (as defined in such Other Agreement) or affects Schedule 4.2, Schedule 4.4 or Schedule 8.8 of such Other Agreement, and (iii) CenterPoint and a majority of the Founding Companies consent to such amendment or supplement, but the Company and the Stockholders do not, the Company and the Stockholders may terminate this Agreement at any time prior to the Closing Date. In the event that (i) the Company seeks to amend or supplement a Schedule pursuant to this Section 7.3, (ii) such amendment or supplement constitutes or reflects a Company Material Adverse Effect or affects
Schedule 4.2, Schedule 4.4 or Schedule 8.8, and (iii) CenterPoint and a majority of the Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated.

     No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 7.3, unless this Agreement is so terminated pursuant to the last sentence of the preceding paragraph in connection with an amendment of or supplement to a Schedule relating to a breach of a representation or warranty as of the date of this Agreement in which case the Company shall pay to CenterPoint, as CenterPoint's exclusive remedy (notwithstanding anything to the contrary) and as liquidated damages, and not as a penalty, an amount equal to $2,000,000 (the "Liquidated Damages Amount"). The Company agrees that in the case of such termination, CenterPoint and the Founding Companies (excluding the Company) will sustain immediate and irreparable economic harm and loss of goodwill and that actual losses suffered by such parties will be difficult, if not impossible, to ascertain, but the Liquidated Damages Amount set forth herein is reasonable and has been arrived at after a good faith effort to estimate such losses. Payment of the Liquidated Damages Amount shall be made in cash to CenterPoint within thirty (30) days of a termination pursuant to the last sentence of the preceding paragraph in connection with an amendment of or supplement to a Schedule relating to a breach of a representation or warranty as of the date of this Agreement.

      7.4 Company Stockholder Meeting. The Company shall take all action in accordance with applicable Laws and its Organizational Documents necessary to duly call, give notice of, convene and hold a meeting of the Stockholders to be held on the earliest practicable date determined in consultation with CenterPoint to consider and vote upon approval of the Merger, this Agreement and the transactions contemplated hereby by the Stockholders, and the Company's Board of Directors shall recommend approval of the Merger, this Agreement and the transactions contemplated hereby by the Stockholders.

     7.5 Covenants of Warrant Holders. Each Warrant Holder agrees to exercise all of its Warrants on or prior to the Closing Date subject to the fulfillment of the condition that the Merger is effective on the Closing Date.


                                 ARTICLE VIII

                             ADDITIONAL AGREEMENTS

     8.1  Access to Information.

          8.1.1 The Company shall and shall cause the Company Subsidiaries to afford to CenterPoint and its accountants, counsel, financial advisors and other representatives, including without limitation the underwriters engaged in connection with the IPO (each an "Underwriter" and collectively, the "Underwriters") and their counsel (collectively, the "CenterPoint Representatives"), and to the other Founding Companies and their accountants, counsel, financial advisors and other representatives, and CenterPoint shall afford to the Stockholders and the Company and their accountants, counsel, financial advisors and other representatives (the "Company Representatives"), upon reasonable notice, full access during normal business hours throughout the period prior to the Closing Date to all of its respective properties, books, contracts, commitments and records (including, but not limited to, financial statements and Tax Returns) and, during such period, shall furnish promptly to one another all due diligence information requested by the other party. CenterPoint shall hold and shall use its best efforts to cause the CenterPoint Representatives to hold, and the Signing Stockholders and the Company shall hold and shall use their best efforts to cause the Company Representatives to hold, in strict confidence all non-public information furnished to it in connection with the transactions contemplated by this Agreement, except that each of CenterPoint, the Signing Stockholders and the Company may disclose any information that it is required by law or judicial or administrative order to disclose. In addition, CenterPoint will cause each of the other Founding Companies and their members and stockholders to enter into a provision similar to this Section 8.1 requiring each such Founding Company to keep confidential any information obtained by such Founding Company in connection with the transactions contemplated by this Agreement.

          8.1.2 In the event that this Agreement is terminated in accordance with its terms, each party shall promptly return to the disclosing party all non-public written material provided pursuant to this Section 8.1 or pursuant to the Other Agreements and shall not retain any copies, extracts or other reproductions of such written material. In the event of such termination, all documents, memoranda, notes and other writings prepared by CenterPoint or the Company based on the information in such material shall be destroyed (and CenterPoint and the Company shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy such documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

     8.2  Registration Statements.

          8.2.1 Subject to the reasonable discretion of CenterPoint as advised by the lead Underwriter, CenterPoint shall file with the SEC as soon as is reasonably practicable after the date hereof the Registration Statements and shall use all reasonable efforts to have the Registration Statements declared effective by the SEC as promptly as practicable. CenterPoint shall also take any action required to be taken under applicable state "blue sky" or securities laws in connection with the issuance of CenterPoint Common Stock. CenterPoint, the Company and the Signing Stockholders shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with making such filings. All information provided and to be provided by CenterPoint and the Company, respectively, for use in the Registration Statements shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading as of the date thereof and in light of the circumstances under which given or made. The Company and the Signing Stockholders agree promptly to advise CenterPoint if at any time during the period in which a prospectus relating to the offering of the Merger is required to be delivered under the Securities Act, any information contained in the prospectus concerning the Company, the Company Subsidiaries or the Stockholders becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy or remedy such incompletion.

          8.2.2 CenterPoint agrees that it will provide to the Company and its counsel copies of drafts of the Registration Statements (and any amendments thereto) containing material changes to the information therein as they are prepared and will not (i) file with the SEC, (ii) request the acceleration of the effectiveness of or (iii) circulate any prospectus forming a part of, the Registration Statements (or any amendment thereto) unless the Company and its counsel (x) have had at least two days to review the revised information contained therein (which changes shall be highlighted by computer generated marks indicating the additions and deletions made from the prior draft reviewed by the Company's counsel) and (y) have not objected to the substance of the information contained therein. Any objections posed by the Company or its counsel shall be in writing and state with specificity the material in question, the reason for the objection, and the Company's proposed alternative. If the objection is founded upon a rule promulgated under the Securities Act, the objection shall cite the rule. Notwithstanding the foregoing, during the five
(5) business days immediately preceding the date scheduled for the filing of the Registration Statements and any amendment thereto, the Company and its counsel shall be obligated to respond to proposed changes electronically transmitted to them within two (2) hours from the time the proposed changes (in the case of the initial filing of the Registration Statements, from the last circulated draft of the Registration Statements; and, in the case of any subsequent filing of the Registration Statements or any amendment thereof, from the most recently filed Registration Statements or amendment thereof) are transmitted to the Company's counsel; provided, that, CenterPoint has provided to the Company or its counsel reasonable advance notice of such proposed changes; provided, further, that such changes are highlighted by computer generated marks indicating the additions and deletions made from the prior draft reviewed by the Company's counsel.

          8.2.3 CenterPoint will advise each Stockholder Representative of the effectiveness of the Registration Statements, advise each Stockholder Representative of the entry of any stop order suspending the effectiveness of the Registration Statements or the initiation of any proceeding for that purpose, and, if such stop order shall be entered, use its best efforts promptly to obtain the lifting or removal thereof. Upon the written request of any Stockholder, CenterPoint will furnish to such Stockholder a reasonable number of copies of the final prospectus associated with the IPO.

     8.3 Expenses and Fees. CenterPoint shall pay the fees and expenses of the independent public accountants and legal counsel to CenterPoint and all filing, printing and other reasonable, documented fees and expenses associated with the IPO and Form S-4. Neither the Company nor the Signing Stockholders will be liable for any portion of the above expenses in the event the IPO is not completed. CenterPoint shall also pay the underwriting discounts and commissions payable in connection with the sale of CenterPoint Common Stock in the IPO. All other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     8.4 Agreement to Cooperate. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     8.5 Public Statements. Except as may be required by law, no party hereto nor any Affiliate of any party hereto shall issue any press release or any written public statement with respect to this Agreement or the transactions contemplated by this Agreement or the Other Agreements without the prior written consent of CenterPoint and the Company.

     8.6  Registration Rights.

          8.6.1 At any time after the second anniversary but prior to the fourth anniversary of the Closing Date, whenever CenterPoint proposes to register any CenterPoint Common Stock for its own account or the account of others under the Securities Act for a public offering for cash other than a registration relating to employee benefit plans or acquisitions, CenterPoint will give each of the Stockholders prompt written notice of its intent to do so. Upon the written request of any of the Stockholders given within thirty (30) days after receipt of such notice, CenterPoint will use its best efforts to cause to be included in such registration all of the CenterPoint Common Stock which any such Stockholder requests, provided that CenterPoint shall have the right to reduce the number of shares included in such registration, if CenterPoint is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any registration statement under this
Section 8.6 that the number of shares to be sold by Persons other than CenterPoint is greater than the number of such shares which can be offered without adversely affecting the offering; in such case, CenterPoint may reduce the number of shares offered for the accounts of such Persons to a number deemed satisfactory by such managing underwriter. Any such reduction shall occur first by eliminating from such registration any shares held by Persons other than Persons holding CenterPoint Common Stock directly or indirectly immediately following the Closing and then reducing pro rata (based upon the number of shares requested to be registered) the number of shares offered for the account of such Person. CenterPoint shall not be obligated to register any shares of CenterPoint Common Stock held by any Stockholder at any time when such shares are not then transferable in accordance with Section 12.2. Registration rights under this Section 8.6 may be transferred in whole or in part in connection with the transfer of any shares of CenterPoint Common Stock received pursuant to this Agreement other than the transfer of the kind described in clause (x) of Section 12.2 hereof.

          8.6.2 Except for underwriting commissions and discounts, all expenses incurred in connection with the registrations under this Section 8.6 (including all registration, filing, qualification, legal, printer and accounting fees) shall be paid by CenterPoint. In connection with registrations under this
Section 8.6, CenterPoint shall

               (a) use its best efforts to prepare and file with the SEC as soon as reasonably practicable, a registration statement with respect to the CenterPoint Common Stock (and such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be required by applicable law) and use its best efforts to cause such registration to promptly become and remain effective for a period of at least one hundred twenty (120) days (or such shorter period during which holders shall have sold all CenterPoint Common Stock which they requested to be registered);

               (b) upon the written request of a Stockholder whose CenterPoint Common Stock is to be covered by any such registrations, furnish to such Stockholder a reasonable number of copies of the prospectus covering the offering and sale by the Stockholder of the shares to be covered thereby;

               (c) use its best efforts to register and qualify the CenterPoint Common Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution for the CenterPoint Common Stock;

               (d) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder;

               (e) advise each Stockholder whose CenterPoint Common Stock is to be covered by such registration of the effectiveness of such registration statement, advise each such Stockholder of the entry of any stop order suspending the effectiveness of such registration statement or of the initiation of any proceeding for that purpose, and, if such stop order shall be entered, use its best efforts promptly to obtain the lifting or removal thereof; and

               (f) at any time when a prospectus relating to any CenterPoint Common Stock is required to be delivered under the 1933 Act, notify each Stockholder whose

     CenterPoint Common Stock is to be covered by such registration of the happening of any event as a result of which the registration statement, the prospectus or any document incorporated therein by reference includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading and, at the request of such Stockholder, prepare and furnish to such Stockholder a post-effective amendment or supplement to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

          8.6.3  In connection with each registration pursuant to this Section
8.6 covering an underwritten registration public offering, CenterPoint and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of CenterPoint's size and investment stature, including indemnification.

          8.6.4 In consideration of the granting to the Stockholders of the registration rights under this Section 8.6, the Stockholders agree, and agree to enter into an agreement with the underwriters in connection with an underwritten registration to the effect, that it/they will not sell, transfer or otherwise dispose of, including, without limitation, through put or short sale arrangements, shares of CenterPoint Common Stock in the ten (10) days prior to the effectiveness of any registration of CenterPoint Common Stock for sale to the public and for up to ninety (90) days following the effectiveness of such registration, provided that all directors, executive officers and holders of more than five percent (5%) of the outstanding CenterPoint Common Stock agree to the same restrictions; and further provided that, with respect to the first public offering of shares of the CenterPoint Common Stock within three (3) years following the IPO, the Stockholders shall have been afforded a meaningful opportunity to include shares in such registration after any reduction by reason of underwriters' written advice.

      8.7 CenterPoint Covenants. After the date hereof and prior to the Closing Date or earlier termination of this Agreement in accordance with its terms, CenterPoint shall comply in all material requests with all applicable laws. CenterPoint shall not take any action that would or is reasonably likely to result in any of the representations or warranties of CenterPoint set forth in this Agreement being untrue or in any of the conditions to the consummation of the transactions contemplated hereunder set forth in Article X not being satisfied.

      8.8 Release of Guarantees. CenterPoint shall use all commercially reasonable efforts and good faith to have the Stockholders released from any and all guarantees on any indebtedness and leases that they personally guaranteed for the benefit of the Company as set forth on Schedule 8.8, with all such guarantees on indebtedness and leases being assumed by CenterPoint, if necessary to achieve such releases. If any guaranteed indebtedness is repaid in full with proceeds from the IPO and the Stockholders' guarantees thereafter shall have no further force and effect, then CenterPoint shall not be obligated to use any efforts to obtain release of such guarantee. In the event that CenterPoint cannot obtain such releases from the lenders of any such guaranteed indebtedness or lessors of any guaranteed leases, CenterPoint agrees to indemnify, defend and hold harmless the Stockholders against any and all claims made by lenders or landlords under such guarantees.

     8.9 Lock-Up Agreement. Each Signing Stockholder agrees, and agrees to enter into an agreement with the Underwriter on or prior to the date on which preliminary Prospectuses are delivered to the effect that, the such Signing Stockholder will not offer, sell, contract to sell or otherwise dispose of any shares of CenterPoint Common Stock, or any securities convertible into or exercisable or exchangeable for CenterPoint Common Stock, for a period of 180 days after the date of the final Prospectus for the IPO without the prior written consent of the Underwriter except for shares of CenterPoint Common Stock disposed of as bona fide gifts, subject to any remaining portion of the 180-day period applying to any shares so disposed of.

     8.10 Preparation and Filing of Tax Returns.

          8.10.1 The Company shall be responsible for causing the timely filing of the final pre-Closing Returns for the Company and the Company Subsidiaries; provided, however, that CenterPoint and its advisors shall have the right to review and approve such returns prior to filing, which approval shall not be unreasonably withheld. CenterPoint shall, and shall cause its Affiliates to, provide to the Company such cooperation and information reasonably requested in filing any return, amended return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. The Company shall bear all costs of filing such returns. As of the Closing Date, the Company hereby assigns to the Stockholders the right to receive any and all refunds, if any, from the Internal Revenue Service which have been or will be payable in connection with the Company's filing of the final pre-Closing Returns. To the extent any refund is received by the Company, CenterPoint shall cause the Company to direct such funds to the Stockholder Representative for the benefit of the Stockholders.

          8.10.2 Each of the Company, CenterPoint and the Stockholders shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and shall treat the transaction as subject to the provisions of Section 351 of the Code.

     8.11 Maintenance of Insurance. The Company covenants and agrees that all insurance policies listed, or required to be listed, on Schedule 4.20 will be maintained in full force and effect through the Closing Date.

     8.12 Payment of Indebtedness; Cancellation of Preferred Stock. CenterPoint will cause all indebtedness (including accrued and unpaid interest, if any, and prepayment penalties) owing to Imperial Bank and The 1818 Mezzanine Fund, L.P. and any other obligation set forth on Schedule 2.1.7(a) to be paid in full on the Closing Date. On the Closing Date, the Company shall cause the redemption and retirement of the Preferred Stock.

                                   ARTICLE IX

                                INDEMNIFICATION

     9.1  Indemnification by the Signing Stockholders and the Company.

          9.1.1 To the extent and in the manner set forth in the Escrow Agreement and subject to Section 5.2, this Section 9.1 and Sections 9.7, 9.8, and 9.11, each Signing Stockholder, severally and not jointly, agrees to indemnify, defend and save the CenterPoint Indemnified Parties (hereinafter defined), forever harmless from and against, and to promptly pay to a CenterPoint Indemnified Party or reimburse a CenterPoint Indemnified Party for, any and all Losses (hereinafter defined) sustained or incurred by any CenterPoint Indemnified Party resulting from, arising out of, in connection with or otherwise by virtue of:

          (a) any misrepresentation or breach of a representation or warranty made in Section 5.2 herein by such Signing Stockholder or any action, demand or claim by any third party against or affecting any CenterPoint Indemnified Party which, if successful, would give rise to a breach of any such representation or warranty, provided, that, Signing Stockholders' liability under Section 5.2. shall be allocated among the Signing Stockholders and borne by each of them pro rata, in accordance with the number of shares of common stock of the Company held by each Signing Stockholder at the Closing compared to the total number of shares of common stock held by all the Signing Stockholders at the Closing;

          (b) any misrepresentation or breach of a representation or warranty made in Section 5.1 by such Signing Stockholder provided, that, for the sake of clarity and the avoidance of doubt it is understood that the obligation of any Signing Stockholder to indemnify, defend and save harmless for any misrepresentation or breach of representation or warranty made in Section 5.1 hereof shall be limited to the several Signing Stockholder(s) making such misrepresentation or breach;

          (c) any failure by any such Signing Stockholder to observe or perform any of such Stockholder's covenants and agreements set forth herein related to the period prior to the Closing, provided that the obligation to indemnify, defend and save harmless shall be limited to the several Signing Stockholder(s) failing to observe or perform such covenant or agreement;

          (d) if and only if the Closing occurs, any failure by the Company to observe or perform any of its covenants and agreements set forth herein related to the period prior to the Closing, provided, that, the Signing Stockholders' liability to indemnify, defend and save harmless shall be allocated among the Signing Stockholders and borne by each of them pro rata, in accordance with the number of shares of common stock of the Company held by each Signing Stockholder at the Closing compared to the total number of shares of common stock held by all the Signing Stockholders at the Closing;

          (e) any liability under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the Company, contained in any preliminary prospectus relating to the IPO, the Registration Statements or any proxy statement or prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission to state therein a material fact relating to the Company required to be stated therein or necessary to make the statements therein not misleading, and not provided to CenterPoint or its counsel by the Company; provided, however, that such indemnity shall not inure to the benefit of any CenterPoint Indemnified Party to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and (i) the Company provided, in writing, corrected information to CenterPoint or its counsel for inclusion in the final prospectus prior to distributing such prospectus, and such information was not so included, or (ii) CenterPoint did not provide the Company and its counsel with the information required to be provided pursuant to Section 8.2.2, and such information is the basis for the untrue statement or omission (or alleged untrue statement or omission) giving rise to the liability under this Section 9.1.1(e); provided, that, such Signing Stockholders' obligation shall be allocated among the Signing Stockholders and borne by each of them pro rata, in accordance with the number of shares of common stock of the Company held by each Signing Stockholder compared to the total number of shares of common stock held by all the Signing Stockholders;

          (f) notwithstanding anything contained in this Agreement to the contrary, (i) any arrangements made by or on behalf of the Signing Stockholder or the Company in connection with the Merger or the transactions contemplated by this Agreement with respect to brokerage, finders and other fees or commissions, (ii) any Loss relating to, resulting from, arising out of or otherwise by virtue of any matter which is or should be listed on Schedule 4.10 hereto (provided, however, that the Company shall be entitled to indemnification for Losses resulting from, arising out of or otherwise by virtue of either of the cases entitled Leslie Davidson v. Averback Company Insurance Brokers or James Davidson v. Averback Insurance Brokers reflected on Schedule 4.10 only to the extent the Company has requested and been denied reimbursement for such Losses from Musick Peeler & Garrett, as the escrow agent, pursuant to and in accordance with the Escrow Agreement, dated February 19, 1999, as amended, by and between the escrow agent, Robert F. Driver and Richard B. Crean, as the shareholders' representative), (iii) any payment with respect to Dissenting Shares and (iv) any claims of shareholders or members of The Reppond Company, Inc., Reppond Administrators, LLC, Verasource Excess Risk Ltd. (collectively "Reppond") arising from the side letter in the form of
     Exhibit 9.1.1(f) by and among Reppond and the Company, provided, that, the Signing Stockholders' liability shall be allocated among the Signing Stockholders and borne by each of them pro rata, in accordance with the number of shares of common stock of the Company held by each Signing Stockholder at the Closing compared to the total number of shares of common stock held by all the Signing Stockholders at the Closing.

          9.1.2  In the event this Agreement is terminated pursuant to Section
11.1 as a result of the Company's willful failure to observe any of its covenants and agreements set forth herein related to the period prior to the Closing, the Company agrees to indemnify, defend and save the CenterPoint Indemnified Parties, forever harmless from and against, and to promptly pay to a CenterPoint Indemnified Party or reimburse a CenterPoint Indemnified Party for, any and all Losses sustained or incurred by any CenterPoint Indemnified Party resulting from, arising out of, in connection with or otherwise by virtue of (i) the Company's failure to observe or perform such covenant or agreement, (ii) arrangements described in Section 9.1.1(f)(i) (as it relates to the Company) and
(iii) claims under Section 9.1.1(f)(iv), and the Signing Stockholders shall have no further liability to the CenterPoint Indemnified Parties hereunder.

     As used herein, the "CenterPoint Indemnified Parties" shall mean CenterPoint, its Subsidiaries and Affiliates, the Founding Companies other than the Company (the "Other Founding Companies"), and their respective officers, directors, employees, agents, employee plans and plan fiduciaries, plan administrators or other Person dealing with any such plans; provided, however, that the Other Founding Companies, and each of their respective officers, directors, employees, agents, employee plans and plan fiduciaries, plan administrators or other Persons dealing with any such plans, shall cease to be a "CenterPoint Indemnified Party" for all purposes hereunder (i) as of the Closing or (ii) in the event of termination by CenterPoint for a non-willful breach of the Agreement by the Company or the Stockholders, and thereafter such Persons shall have no further rights and remedies under this Article IX (except to the extent a Person is an officer, director, employee or agent of CenterPoint as a result of the consummation of the transactions contemplated under the Other Agreements); provided, further, that the Subsidiaries of CenterPoint shall include the Company, the Company Subsidiaries and the other Founding Companies from and after the Closing. Accordingly, for purposes of this Article IX and subject to the limitations set forth in this Article IX, the Other Founding Companies, and each of their respective officers, directors, employees, agents, employee plans and plan fiduciaries, plan administrators or other Persons dealing with any such plans, shall be deemed to be third party beneficiaries of this Agreement.

     As used in this Agreement, "Losses" shall mean the following: (i) in the event the Agreement is terminated pursuant to Section 11.1 and the Closing does not occur, any and all out-of-pocket costs and expenses (including reasonable fees and expenses of the attorneys, accountants and other experts), or (ii) subsequent to the Closing, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interests, fines, penalties, actual or punitive damages or costs or expenses of any and all investigations, proceedings, judgments, orders, environmental analyses, remediations, settlements and compromises (including reasonable fees and expenses of the attorneys, accountants and other experts).

      9.2 Indemnification by CenterPoint. CenterPoint agrees to indemnify, defend and save each of the Stockholders and their respective Affiliates, and their Affiliates' respective officers, directors, employees and agents (each, a "Stockholder Indemnified Party") forever harmless from and against, and to promptly pay to a Stockholder Indemnified Party or reimburse a Stockholder

Indemnified Party for, any and all Losses sustained or incurred by any Stockholder Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any of the following:

          (a) any misrepresentation or breach of a representation or warranty made herein or in any document or other instrument delivered hereunder by CenterPoint or any action, demand or claim by any third party against or affecting any Stockholder Indemnified Party which, if successful, would give rise to a breach of any such representation or warranty;

          (b) any failure by CenterPoint to observe or perform any of its covenants and agreements set forth herein or in any document or other instrument delivered hereunder;

          (c) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to CenterPoint or any of the Other Founding Companies contained in any preliminary prospectus relating to the IPO, the Registration Statements or any proxy statement or prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to CenterPoint or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading; and

          (d) any liability under the 1933 Act, the 1934 Act, or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the Company or the Stockholders, contained in any preliminary prospectus relating to the IPO, the Registration Statements or any proxy statement or prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission to state therein a material fact relating to the Company or the Stockholders required to be stated therein or necessary to make the statements therein not misleading, to the extent such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and (i) the Company or the Stockholders provided, in writing, corrected information to CenterPoint or its counsel for inclusion in the final prospectus prior to distributing such prospectus, and such information was not so included, or (ii) CenterPoint did not provide the Company and its counsel with the information required to be provided pursuant to Section 8.2.2, and such information is the basis for the untrue statement or omission (or alleged untrue statement or omission) giving rise to the liability under this
     Section 9.2(d).

      9.3 Indemnification Procedure for Third Party Claims.

          9.3 In the event that subsequent to the Closing any Person entitled to indemnification under this Agreement (an "Indemnified Party") receives notice of the assertion of any claim, issuance of any order or the commencement of any action or proceeding by any Person who is not a party to this Agreement or an Affiliate of a party, including, without limitation, any domestic or foreign court or Governmental Authority (a "Third Party Claim"), against such Indemnified Party, against which a party to this Agreement is required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnified Party shall give written notice thereof together with a statement of any available information regarding such claim to the Indemnifying Party within thirty (30) days after learning of such claim (or within such shorter time as may be necessary, in the Indemnified Party's reasonable judgment, to give the Indemnifying Party a reasonable opportunity to respond to and defend such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within ten days
(10) after receipt from the Indemnified Party of notice of such claim, to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the defense counsel selected by the Indemnifying Party, which approval shall not be unreasonably withheld, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten (10) days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate defense counsel, who shall be subject again to the Indemnified Party's approval.

          9.3.2 In the event that the Indemnifying Party shall fail to timely give the Defense Notice, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct such defense in good faith at the cost and expense of the Indemnifying Party and the Indemnifying Party shall reimburse the Indemnified Party for all costs, expenses and settlement amounts actually paid in connection therewith; provided, however, that under no circumstances shall the Indemnified Party compromise or settle any Third Party Claim without the prior written consent of the Indemnifying Party (which, in the case of the Signing Stockholders, may be granted by the Stockholder Representative (as defined in Section 9.13)), which consent shall not be unreasonably withheld or delayed.

          9.3.3 In the event that the Indemnifying Party does elect to conduct the defense of the subject claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested by it, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing, provided that the Indemnified Party shall have the right to compromise and settle the claim only with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive or other equitable relief would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or (iii) such settlement includes a written admission of guilt. The Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim (A) to the extent that claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party or (B) in a proceeding to which the Indemnifying Party is also a party and the Indemnified Party determines in good faith that joint representation would be inappropriate (and in each case the cost of such defense shall constitute an amount for which the Indemnified Party is entitled to indemnification hereunder). If an offer is made to settle a Third Party Claim which all parties to such Third Party Claim (including the Indemnifying Party) are prepared to settle and which offer the Indemnifying Party is permitted to settle under this Section 9.3.3 only upon the prior written consent of the Indemnified Party, the Indemnifying Party will give prompt written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within (30) calendar days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party through the end of such (30) day period.

          9.3.4 Any judgment entered, order issued or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

      9.4 Direct Claims. It is the intent of the parties hereto that all direct claims by an Indemnified Party against a party hereto not arising out of Third Party Claims shall be subject to and benefit from the terms of this Article IX. Any claim under this Article IX by an Indemnified Party for indemnification other than indemnification against a Third Party Claim, (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, together with a statement of any available information regarding such claim, and the Indemnifying Party will have a period of thirty (30) calendar days within which to satisfy such Direct Claim. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party under this Article IX.

      9.5 Failure to Give Timely Notice. A failure by an Indemnified Party to give timely, complete or accurate notice as provided in Section 9.3 or 9.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under any applicable insurance coverage, or deprived of its right to assert any claim because of expiration of the applicable statute of limitations, or was otherwise directly and materially damaged as a result of such failure to give timely notice.

      9.6 Reduction of Loss. To the extent any Loss of an Indemnified Party is reduced by receipt of payment (i) under insurance policies (net of any retroactive adjustment or other reimbursement to the insurer in respect of such payment), (ii) from third parties not affiliated with the Indemnified Party, or
(iii) the amount of any tax benefit to the CenterPoint Indemnified Parties, such payments and/or tax benefits (net of the expenses of the recovery thereof) shall be credited against such Loss. The pendency of such payments shall not delay or reduce the obligation of the Indemnifying Party to make payment to the Indemnified Party in respect of such Loss, and the

Indemnified Party shall not have any obligation, hereunder or otherwise, to pursue payment under or from any insurer or third party in respect of such Loss. The Indemnified Party shall cooperate, at no expense to the Indemnified Party, in any reasonable efforts of the Indemnifying Party in pursuing such payments, including expressly acknowledging the Indemnifying Party's right and standing to pursue such payments, and the Indemnified Party will use its customary efforts short of litigating with an insurer or third party to collect amounts due from such insurer or third party. If any insurance or third party reimbursement is obtained subsequent to payment by an Indemnifying Party in respect of a Loss, such reimbursement (to the extent of amounts theretofore paid by the Indemnifying Party on account of such Loss) shall be promptly paid over to the Indemnifying Party.

      9.7 Limitation on Indemnities.

          9.7.1 Threshold for a Signing Stockholder. With respect to representations and warranties, each Signing Stockholder shall not have any liability pursuant to Section 9.1.1(a) or Section 9.1.1(b) hereof unless and until and only to the extent that the aggregate amount of Losses accrued pursuant to Sections 9.1.1(a) and Section 9.1.1(b) exceeds 1% of Aggregate Basic Purchase Consideration; provided, however, that this threshold shall not apply to Losses arising out of breaches of representations or warranties contained in Sections 5.1.1, 5.1.2 and the representation and warranty under 5.2 relating to the representation and warranty of the Company set forth in Section 4.16, and the Signing Stockholders shall indemnify the CenterPoint Indemnified Parties for any Losses accruing thereunder in accordance with this Article IX without regard to such threshold.

          9.7.2 Threshold for CenterPoint. With respect to representations and warranties, CenterPoint shall not have any liability pursuant to Section 9.2(a) hereof unless and until and only to the extent that the aggregate amount of the Losses accrued pursuant to Section 9.2(a) exceeds 1% of Aggregate Basic Purchase Consideration; provided, however, that this threshold shall not apply to Losses arising out of the breach of representations or warranties contained in Section
6.2 and CenterPoint shall indemnify the Stockholder Indemnified Parties from any Losses occurring thereunder in accordance with this Article IX without regard to such threshold.

          9.7.3 Limitations on Claims Against the Signing Stockholders. The liability of each Signing Stockholder under Sections 9.1.1(a), 9.1.1(b), 9.1.1(d), 9.1.1(e) and 9.1.1(f) shall not, taken together, exceed the sum of (i) the Aggregate Basic Purchase Consideration allocable to such Signing Stockholder, and (ii) the Contingent Payment received, if any, directly or indirectly (including as a result of being a participant in the Company's savings and retirement program (401(k) or employee stock ownership plan or similar plan or program), by such Signing Stockholder; provided, however, that any such limitations in this Section 9.7.3 shall not apply to Losses arising out of breaches of representations and warranties contained in Sections 5.1.1 and 5.1.2.

          9.7.4 Limitation on Claims Against CenterPoint. The liability of CenterPoint under Sections 9.2(a), 9.2(b), 9.2(c) and 9.2(d) shall be limited to 100% of the sum of (i) the Aggregate Basic Purchase Consideration, and (ii) the Contingent Payment received, if any, by the Stockholders; provided, however, that this limitation shall not apply to Losses arising out of breaches of representations or warranties in Section 6.2 and any Losses accruing thereunder shall not count towards such limitation.

      9.8 Survival of Representations, Warranties and Covenants of the Signing Stockholders and the Company; Time Limits on Indemnification Obligations. Notwithstanding any right of CenterPoint to fully investigate the affairs of the Stockholders, the Company, the Company Subsidiaries and the Business, and notwithstanding any Knowledge of facts determined or determinable by CenterPoint pursuant to such investigation or right of investigation, CenterPoint has the right to rely fully upon the representations, warranties, covenants and agreements of the Signing Stockholders and the Company contained in this Agreement or in any certificate delivered pursuant to any of the foregoing. All such representations, warranties, covenants and agreements of the Signing Stockholders and the Company shall survive the execution and delivery of this Agreement and the Closing hereunder; provided, however, (i) that the Signing Stockholders' obligations pursuant to Sections 9.1.1(a) and (b), shall expire one (1) year after the Closing, except with respect to obligations arising under or relating to Section 4.16 hereof as it relates to federal, state, local and foreign income taxation, which shall survive until the earlier of (A) five years, (B) the expiration of the applicable periods (including any extensions) of the respective statutes of limitation applicable to the payment of the Taxes or (C) the completion of the final audit and determinations by the applicable taxing authority and final disposition of any deficiency resulting therefrom; and (ii) the obligations under Sections 9.1.1(c), (d), (e), (f) and 9.1.2 shall survive until the earlier of (i) five years, or (ii) the expiration of any applicable statute of limitations with respect to such claims.

      9.9 Survival of Representations, Warranties and Covenants of CenterPoint; Time Limits on Indemnification Obligations. All representations, warranties, covenants and agreements of CenterPoint shall survive the execution and delivery of this Agreement and the Closing hereunder; provided, however, that CenterPoint' obligations under Section 9.2, other than those relating to covenants and agreements to be performed by CenterPoint after the Closing, shall expire one year after Closing, except that, solely to the extent that the Stockholders actually incur liability under the 1933 Act or the 1934 Act, the obligations under Sections 9.2(c) or (d) above shall survive until the expiration of any applicable statute of limitations with respect to such claims.

      9.10 Defense of Claims; Control of Proceedings. Notwithstanding anything in this Agreement to the contrary, to the extent any Loss subject to indemnification hereunder would exceed the Indemnifying Party's indemnity obligations under this Agreement, the Indemnified Party shall be entitled to control the defense of such claim or management of such proceeding with respect to such excess Loss.

      9.11 Fraud; Exclusive Remedy. The limitations set forth in this Article IX shall not apply to fraud by any party. In the absence of fraud and notwithstanding any law to the contrary and any rights that would otherwise be available thereunder, the indemnification provisions of this Article IX set forth the sole and exclusive remedy of the CenterPoint Indemnified Parties following the Closing against the Signing Stockholders and of the Stockholder Indemnified Parties following the Closing against CenterPoint and its affiliates with respect to any claim for relief resulting from, arising out of or otherwise by virtue of this Agreement and the transactions contemplated hereby.

      9.12 Manner of Satisfying Indemnification Obligations. Subsequent to the Closing, the Signing Stockholders may satisfy their respective obligations, if any, under this Article IX by tendering to the CenterPoint Indemnified Parties Escrowed Shares, cash or shares of CenterPoint Common Stock that are transferable in accordance with Section 12.2, all such shares to be valued at the Market Price. All Escrowed Shares available for indemnification shall be exhausted before the Signing Stockholders shall be obligated to pay cash or tender transferable shares of CenterPoint Common Stock. "Market Price" shall mean the average closing (last) price for a share of CenterPoint Common Stock (as reported on the exchange or market on which such shares are then listed or traded) for the most recent twenty (20) days that such shares have traded ending on the date two (2) days prior to the date tendered pursuant to clause (i) of the preceding sentence, or, if such shares are not then listed or traded on an exchange or other market, the fair market value of such shares as determined by an appraiser reasonably agreed to by the parties.

      9.13 Certain Set-Off Rights. The Stockholder Representative may set-off against any amounts finally determined to be payable to any CenterPoint Indemnified Parties under this Article IX any amounts finally determined to be due and payable in connection with the Contingent Payment, if any, calculated pursuant to Section 2.2.


                                   ARTICLE X

                               CLOSING CONDITIONS

      10.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

          (a) the Underwriting Agreement related to the IPO shall have been executed and the closing of the sale of CenterPoint Common Stock to the Underwriters pursuant thereto shall have occurred simultaneously with the Closing hereunder;

          (b) the closings of the transactions contemplated under each of the Other Agreements shall have occurred simultaneously with the Closing hereunder, unless terminated in accordance with Section 7.3 of the applicable Other Agreement;

          (c) the Registration Statements shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the SEC or any state regulatory authorities;

          (d) no preliminary or permanent injunction or other order or decree shall be pending or issued by any federal or state court which seeks to prevent or prevents the consummation of the IPO, the Merger or any of the Other Mergers shall have been issued and remain in effect;

          (e) the minimum condition set forth in line X on Schedule 2.1 shall have been satisfied;

          (f) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or any of the Other Mergers or make the consummation of the Merger or any of the Other Mergers illegal;

          (g) all material governmental and third party waivers, consents and approvals required for the consummation of the Merger or any of the Other Mergers and the transactions contemplated hereby and by the Other Agreements (including, without limitation, any consents listed on Schedules
     4.3.2 or 4.12) shall have been obtained and be in effect;

          (h) no action, suit or proceeding with respect to the Merger has been filed or threatened by a third party and remains threatened or remains pending before any court, Governmental Authority or regulatory Person;

          (i) this Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by the Stockholders in the manner required by any applicable Law and the Company's Organizational Documents; and

          (j) CenterPoint shall have entered into one or more credit facilities providing for aggregate commitments of not less than $75 million.

      10.2 Conditions to Obligation of the Stockholders and the Company to Effect the Merger. Unless waived by the Company, the obligation of the Stockholders and the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

          (a) CenterPoint, Mergersub and each of the Other Founding Companies shall have performed in all material respects their agreements contained in this Agreement and each Other Agreement required to be performed on or prior to the Closing Date (including, without limitation, the obligations set forth in Section 8.12) and the representations and warranties of CenterPoint contained in this Agreement and each Other Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and the Company shall have received a certificate of the Chief Executive Officer or President of CenterPoint to that effect;

          (b) no Governmental Authority shall have promulgated or formally proposed any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to the Stockholders of the Merger;

          (c) the Company shall have received an opinion from Katten Muchin & Zavis, dated as of the Closing Date, containing the substantive opinions set forth in Exhibit 10.2(c), the final form of such opinion to be in form and substance reasonably acceptable to the Company and Stockholders;

          (d) Each of Thomas W. Corbett, Jerold D. Hall and P. Gregory Zimmer shall have been afforded the opportunity to enter into an employment agreement (the "Employment Agreements") with the Company substantially in the form attached hereto as Exhibit 10.2(d)(i), with respect to Thomas W. Corbett, Exhibit 10.2(d)(ii) with respect to Jerold D. Hall, and Exhibit 10.2(d)(iii) with respect to P. Gregory Zimmer;

          (e) CenterPoint shall have delivered to the Company and the Stockholders a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Delaware Secretary of State, showing that CenterPoint is in good standing;

          (f) each of the Stockholders, the partners, the members and the stockholders of the other Founding Companies who are to receive shares of CenterPoint Common Stock pursuant to the Other Agreements, and the other stockholders of CenterPoint other than those acquiring stock in the IPO shall have entered into an agreement (the "Stockholders Agreement") substantially in the form attached hereto as Exhibit 10.2(f);

          (g) all conditions to the Other Mergers of the other Founding Companies, on substantially the same terms as provided herein, shall have been satisfied or waived by the applicable party and the Company;

          (h) the Company shall have received an opinion of Katten Muchin & Zavis, dated as of the Closing Date and based upon certain factual representations and assumptions that for federal income tax purposes there will be no gain or loss recognized with respect to the CenterPoint Common Stock received for their Company Stock in the Merger pursuant to Section 351 of the Code, as amended , the final form of such opinion to be in form and substance reasonably acceptable to the Company and the Stockholders;

     10.3 Conditions to Obligation of CenterPoint to Effect the Merger. Unless waived by CenterPoint, the obligation of CenterPoint and Mergersub to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the additional following conditions:

          (a) the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and CenterPoint and the Underwriters shall have received a Certificate of the Chief Executive Officer or President of the Company to that effect;

          (b) the Signing Stockholders shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Signing Stockholders contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and CenterPoint and the Underwriters shall have received a Certificate of each Signing Stockholder to that effect;

          (c) CenterPoint and the Underwriters shall have received an opinion from Musick, Peeler & Garrett, counsel to the Company, dated the Closing Date, in the form attached hereto as Exhibit 10.3(c), the final form of such opinion to be in form and substance reasonably acceptable to the Underwriters and CenterPoint;

          (d) Thomas W. Corbett, Jerold D. Hall and P. Gregory Zimmer shall have executed and delivered their respective Employment Agreement referred to in Section 10.2(d);

          (e) CenterPoint and the Underwriters shall have received "Comfort" letters in customary form from the Company's independent public accountants, dated the effective date of the Form S-1 and the Closing Date (or such other date reasonably acceptable to CenterPoint), with respect to certain financial statements and other financial information included in the Form S-1 and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total stockholders' equity, total revenues and the total and per share amounts of net income;

          (f) the Company shall have delivered to CenterPoint and the Underwriters a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the appropriate Governmental Authority in the state of organization of the Company and each Company Subsidiary and, unless waived by CenterPoint, in each state in which the Company or any Company Subsidiary is authorized to do business, showing the Company or Company Subsidiary (as applicable) is in good standing, authorized to do business and/or in compliance with all laws and regulations, whichever is applicable;

          (g) no Governmental Authority shall have promulgated or formally proposed any statute, rule, regulation or bulletin, or otherwise promulgated a policy pursuant to its authority under any statute, which, when taken together with all such promulgations, would materially impair the value to CenterPoint of the Merger;

          (h) the Stockholders shall have executed the Stockholders Agreement;

          (i) the Stockholders shall have executed the Escrow Agreement;

          (j) the Signing Stockholders shall have delivered to CenterPoint an instrument in the form attached hereto as Exhibit 10.3(j), dated the Closing Date, releasing the Company and the Company Subsidiaries from any and all claims of the Stockholders against the

     Company and the Company Subsidiaries and obligations of the Company and the Company Subsidiaries to the Stockholders;

          (k)  Reserved;

          (l) the Company and the Stockholders, as applicable, shall have terminated or have caused the termination of any voting trusts, proxies or other agreements or understandings to which the Company or any Stockholder is a party or is bound with respect to any shares of capital stock or other equity interests of the Company shall have provided CenterPoint evidence of such termination that is acceptable to CenterPoint's counsel;

          (m) to the extent the Company's and each Company Subsidiary's contracts and agreements with insurance carriers, insurance producers, risk retention groups and purchasing groups (as defined under 65 U.S.C. 3901 et seq.) bonafide associations and group programs (collectively referred to as "Insurance Entities") will be terminated as a result of this Agreement or the transactions contemplated herein, the Company and each Company Subsidiary shall have: (i) entered into new contracts with each of the Insurance Entities under the same material terms and conditions as the previous contracts and agreements terminated as a result of this Agreement or the transactions contemplated herein; or (ii) obtained amendments or waivers of the contracts and agreement with each of Insurance Entities such that the contracts and agreements will not terminate as a result of this Agreement or the transactions contemplated herein, provided that such amendments or waivers do not modify the material terms of such contracts or agreements;

          (n) the Company has provided to CenterPoint certified copies of all Licenses necessary for the Company and each Company Subsidiary to conduct their Business, and the Company and each Company Subsidiary has modified or amended the information given the relevant Government Authorities in obtaining such licenses and registrations necessary to prevent this Agreement or the transactions contemplated herein from canceling or terminating such licenses and registrations;

          (o) the Company shall have presented evidence satisfactory to CenterPoint of its compliance with the provision of Section 7.1.3 hereof;

          (p) the Stockholders and/or the Company shall have delivered to CenterPoint a payoff letter including a statement of per diem interest amounts and other applicable release documents from all lenders or creditors regarding the payment in full of indebtedness to such lenders and creditors at Closing, in each case in form and substance satisfactory to CenterPoint (including, without limitation, applicable UCC-3 termination statements);

          (q) each of the Stockholders other than the Signing Stockholders shall be bound by a form of confidentiality, non-disclosure and non-solicitation agreement in form and substance reasonably acceptable to CenterPoint;

          (r) each of the Stockholders other than the Signing Stockholders shall be bound by a lock-up agreement containing provision substantially similar to those binding the Signing Stockholders in Article XII hereof; and

          (s) the secretary of the Company shall have delivered certified copies of the resolutions of the board of directors and shareholders of the Company approving execution and delivery of this Agreement, the Merger and the other actions, agreements and documents necessary or desirable to complete the transactions contemplated herein.


                                   ARTICLE XI

                       TERMINATION, AMENDMENT AND WAIVER

     11.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a)  pursuant to Section 7.3;

          (b)  by the Company,

               (i) if the Merger is not completed by August 31, 1999 other than on account of delay or default on the part of the Company or the Stockholders or any of their affiliates or associates;

               (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Company or any of the Stockholders or any of their affiliates or associates;

               (iii) if CenterPoint (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within thirty (30) days after written notice of such default is given to CenterPoint; or

          (c)  by CenterPoint,

               (i) if the Merger is not completed by August 31, 1999 other than on account of delay or default on the part of CenterPoint or any of its stockholders or any of their affiliates or associates;

               (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of CenterPoint or any of its stockholders or any of their affiliates or associates;

               (iii) if the Company (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within thirty (30) days after written notice of such default is given to the Company by CenterPoint;

               (iv) if the Stockholders (A) fail to perform in any material respect any of their material covenants in this Agreement and (B) do not cure such default in all material respects within thirty (30) days after written notice of such default is given to the Stockholder Representative by CenterPoint; or

          (d) by mutual consent of the Boards of Directors of the Company and CenterPoint.

     11.2 Effect of Termination. In the event of termination of this Agreement by either CenterPoint or the Company, as provided in Section 11.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of the Company, the Stockholders, CenterPoint, Mergersub or their respective officers or directors (except the obligations set forth in Sections 8.1, 8.3 and 8.5, all of which shall survive the termination). Nothing in this
Section 11.2 shall relieve any party from liability for any willful breach of this Agreement and Section 9.1.1(c), Section 9.1.1(f)(i) (as it relates to the Signing Stockholders) and Section 9.1.2 shall survive the termination with respect to any such willful breach.

     11.3 Amendment. This Agreement may not be amended except by action taken by the parties' respective Boards of Directors of CenterPoint and the Company or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law. CenterPoint covenants and agrees that it shall not amend, modify or supplement the material terms of any Other Agreement following the Closing without the prior written consent of at least two thirds (2/3rds) of the members of CenterPoint's Board of Directors; provided that no waiver of any restriction set forth in Article XII shall be of any effect unless consented to by a majority of the members of CenterPoint's Board of Directors who do not at the time of such proposed waiver hold Restricted Shares within the meaning of this Agreement, any Other Agreement or the Stockholders Agreement.

     11.4 Waiver.  At any time prior to the Closing Date, the parties hereto may
(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE XII

                             TRANSFER RESTRICTIONS

     12.1 Transfer Restrictions, Generally. Except as provided in Section 12.2, for a period of forty-two (42) months from the Closing, the Signing Stockholders shall not (a) sell, assign, exchange, transfer, distribute or otherwise dispose of, in whole or in part, (i) any shares of CenterPoint Common Stock received by the Signing Stockholders in the Merger (the "Restricted Shares"), or (ii) any interest (including, without limitation, an option to buy or sell) in any Restricted Shares; or (b) engage in any transaction, whether or not with respect to any Restricted Shares or any interest therein, the intent or effect of which is to reduce the risk of owning the Restricted Shares (including, without limitation, engaging in put, call, short-sale, derivative, straddle or similar market transactions).

     12.2 Release of Restrictions. Effective eighteen (18) months following the Closing, and every six (6) months thereafter, until all of such Signing Stockholder's Restricted Shares shall have been released from such restrictions, 20% of the original numbers of Restricted Shares of each Stockholder shall no longer be subject to the restrictions set forth in Section 12.1 and shall no longer be deemed Restricted Shares for any purposes of this Agreement; provided, that, if a Stockholder's employment with CenterPoint or its subsidiaries is terminated within 30 months of Closing other than through death, disability, retirement, or for a Signing Stockholder with an employment agreement, without Cause or within 60 days of a Constructive Termination (such terms as defined in such Signing Stockholder's employment agreement, if any, with the Company of even date) or circumstances approved by the Company's management or reasonably approved by CenterPoint's Chief Executive Officer, the Restricted Shares held by such Stockholder shall remain subject to the restrictions set forth in Section
12.1 until the fifth anniversary of the Closing Date. Notwithstanding the foregoing and Section 12.1, a Signing Stockholder may (x) at any time pledge or encumber all or part of such Signing Stockholder's Restricted Shares, provided that the pledgee or secured party agrees in writing to be bound by the provisions contained in Article XII, (y) at any time transfer all or part of such Signing Stockholder's Restricted Shares to another Stockholder or to an immediate family member (or trust or other estate planning Person), provided, that any such Signing Stockholder, family member or other Person agrees in writing to be bound by the provisions contained in Article XII, and (z) transfer or cause to be transferred such Stockholder's Restricted Shares upon such Stockholder's disability or death. As used in this Section 12.2, the terms "disability" and "retirement" shall have the meaning ascribed to them in CenterPoint's Employee Incentive Plan.

     12.3 Legend. The certificates evidencing the CenterPoint Common Stock delivered to the Stockholders pursuant to Article II of this Agreement shall bear a legend substantially in the form set forth below and containing such other information as CenterPoint may deem necessary or appropriate:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE DISPOSITION THEREOF ARE SUBJECT TO THE

          TERMS OF A MERGER AGREEMENT DATED MARCH 31, 1999. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND MAY BE INSPECTED BY THE REGISTERED OWNER OF THIS CERTIFICATE OR A DULY AUTHORIZED REPRESENTATIVE OF SUCH OWNER UPON REQUEST DURING NORMAL BUSINESS HOURS.

     Upon request from any Signing Stockholder (or a permitted transferee) following the expiration of either all or a part of the restrictions on the transfer of CenterPoint Common Stock set forth in this Article XII, CenterPoint shall immediately notify its transfer agent that the applicable shares of CenterPoint Common Stock are no longer restricted shares and shall direct the transfer agent to reissue certificates of CenterPoint Common Stock which do not contain a restrictive legend in place of the applicable restricted shares. In the event a Signing Stockholder's request to remove the restrictive legend coincides with his request to sell the CenterPoint Common Stock, CenterPoint shall take such actions as are required by its transfer agent to allow the transfer agent to transfer the unrestricted CenterPoint Common Stock free of any restrictive legend.

                                  ARTICLE XII

                                 NONCOMPETITION

     13.1 Prohibited Activities. Each Signing Stockholder (excluding Hales Capital Advisors LLC, R. Joseph De Briyn and The 1818 Mezzanine Fund, L.P.) agrees severally and not jointly, that such Signing Stockholder will not, for a period of three (3) years following the Closing Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other Person:

          (a) engage, directly or indirectly, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in, or otherwise own, operate, manage, control, engage in, participate in, act as a representative, agent, consultant or advisor to, or render services for (alone or in association with any person, firm corporation or other entity, including through agents, brokers or surplus line brokers), any business selling or providing any products or services in direct competition with the Company, within any business market where the Company conducted or conducts business at any time;

          (b) sell or provide, directly or indirectly, any competitive products or services to, or solicit for the purpose of selling or providing any competitive products or services to, or otherwise accept commissions from, any Person that was a customer of the Company or any Company Subsidiary (including any agents or brokers that produce insurance through the Company or any affiliate or subsidiary thereof) at any time during the preceding one-year period or that was known by Stockholder to have been actively being solicited by the Company or any Company Subsidiary to become a customer at any time during such period, including any Policyholders, Premium Finance Customers;

          (c) call upon any Person who is, at that time, an employee of CenterPoint (including the subsidiaries and affiliates thereof) for the purpose or with the intent of enticing such employee away from or out of the employ of CenterPoint (including the subsidiaries and affiliates thereof), or hire such Person;

          (d) enter into, or call upon or request non-public information for the purpose of entering into, an Acquisition Transaction (as hereinafter defined) with any Person with respect to which CenterPoint or any subsidiary or affiliate thereof has made an offer or proposal for, or entered into discussions or negotiations for, or evaluated with the intent of making a proposal for, an Acquisition Transaction, within the preceding one-year period; or

          (e) disclose the identity of (i) any agents, brokers or surplus lines brokers that produce or finance insurance through the Company or a subsidiary or affiliate thereof or (ii) any Policyholder or Prospective Policyholder, or any part thereof, to any person, firm, corporation, association or other entity, for any reason or purpose whatsoever.

     For purposes of this Agreement, an "Acquisition Transaction" means a merger, consolidation, purchase of material assets, purchase of a material equity interest, tender offer, recapitalization, accumulation of shares, proxy solicitation or other business combination. Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Stockholder from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter so long as the Signing Stockholder does not consult with or is not employed by such competitor. "Acquisition Transaction" does not mean or include exercise of any right of first refusal or other transaction permitted un the terms of any agreement between any one or more Signing Stockholder and CenterPoint, whether as of or after the date hereof. For the purpose of this Agreement, "Policyholder" means any person, firm, corporation or entity that was issued any insurance policy by CenterPoint or the Company or an agent or broker which placed such insurance coverage through CenterPoint or any subsidiary or affiliate thereof. For the purpose of this Agreement, "Prospective Policyholder" means any person, firm, corporation or entity contacted or solicited by CenterPoint or any subsidiary or affiliate thereof, or an agent or broker which places insurance through CenterPoint or any subsidiary or affiliate thereof (whether directly or indirectly) or who contacted CenterPoint or any subsidiary or affiliate thereof, or an agent or broker which places insurance through CenterPoint or any subsidiary or affiliate thereof (whether directly or indirectly) for the purpose of having such persons, firms, corporations or entities become policyholders of CenterPoint or any subsidiary or affiliate thereof.

     13.2 Damages. Because of the difficulty of measuring economic losses to CenterPoint as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to CenterPoint for which it would have no other adequate remedy, each Stockholder agrees that the foregoing covenant may be enforced by CenterPoint in the event of breach by such Stockholder, by injunctions and restraining orders.

     13.3 Reasonable Restraint. It is agreed by the parties hereto that the foregoing covenants in this Article XIII impose a reasonable restraint on the Signing Stockholders in light of the activities and business of CenterPoint (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of CenterPoint; but it is also the intent of CenterPoint and the Signing Stockholders that such covenants be construed and enforced in accordance with the changing activities and business of CenterPoint (including the subsidiaries thereof) throughout the term of this covenant.

     It is further agreed by the parties hereto that, in the event that any Signing Stockholder who has entered into an employment agreement, incentive compensation agreement or other similar agreement with CenterPoint and/or any subsidiary thereof as set forth herein shall thereafter cease to be employed thereunder, and such Signing Stockholder shall enter into a business or pursue other activities not in competition with CenterPoint and/or any subsidiary thereof, or similar activities or business in locations the operations of which, under such circumstances, does not violate this Article XIII and in any event such new business, activities or location are not in violation of this Article XIII or of such Signing Stockholder's obligations under this Article XIII, such Stockholder shall not be chargeable with a violation of this Article XIII if CenterPoint and/or any subsidiary thereof shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

     13.4 Severability; Reformation. The covenants in this Article XIII are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     13.5 Independent Covenant. All of the covenants in this Article XIII shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Signing Stockholder against CenterPoint (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by CenterPoint of such covenants. It is specifically agreed that the period of three (3) years stated at the beginning of this Article XIII, during which the agreements and covenants of each Signing Stockholder made in this Article XIII shall be effective, shall be computed by excluding from such computation any time during which such Stockholder is in violation of any provision of this Article XIII; provided, however, in all events, CenterPoint shall initiate proceedings to enforce this Article XIII within four (4) years of the Closing Date. The covenants contained in Article XIII shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

     13.6 Materiality. The Company and the Signing Stockholders hereby agree that this covenant is a material and substantial part of this transaction.


                                  ARTICLE XIV

                   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     14.1 Signing Stockholders' Covenant. The Signing Stockholders recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of the Company, the other Founding Companies, the Company Subsidiaries and/or CenterPoint, such as strategic plans, systems, operational policies, marketing plans, relationships with policyholders and premium finance customers, relationships with brokers, agents and surplus line brokers, sales and marketing techniques, customer lists and potential customer lists, expiration data and pricing and cost policies that are valuable, special and unique assets of the Company's, the other Founding Companies', the Company Subsidiaries' and/or CenterPoint's respective businesses. The Signing Stockholders agree that they will not disclose such confidential information to any Person, firm, corporation, association or other entity for any purpose or reason whatsoever, except

          (a) to authorized representatives of CenterPoint,

          (b) following the Closing, such information may be disclosed by the Stockholders as is required in the course of performing their duties to CenterPoint, and

          (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1, unless

               (i) such information becomes known to the public generally through no fault of the Stockholders,

               (ii) disclosure is required by law or the order of any governmental authority under color of law, provided that prior to disclosing any information pursuant to this clause (ii), the Stockholder shall, if possible, give prior written notice thereof to CenterPoint and provide CenterPoint with the opportunity to contest such disclosure, or

               (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party.

In the event of a breach or threatened breach by any of the Signing Stockholders of the provisions of this Section 14.1, CenterPoint shall be entitled to an injunction restraining such Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting CenterPoint from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

     14.2 Damages. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 14.1, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunction and restraining orders.

     14.3 Survival. The obligations of the parties under this Article XIV shall survive the termination of this Agreement.


                                   ARTICLE XV

                               GENERAL PROVISIONS

     15.1 Brokers. Each of the Company and the Signing Stockholders represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee (except for the fee described in Schedule 15.1) or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. CenterPoint represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CenterPoint or its stockholders (other than underwriting discounts and commission to be paid in connection with the IPO).

     15.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by nationally recognized overnight delivery service, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section):

          15.2.1   If to CenterPoint or Mergersub, to:

                    CenterPoint Advisors, Inc.
                    225 West Washington Street
                    16th Floor
                    Chicago, Illinois  60606
                    Attn: Robert Basten

          with a copy to:

                    Katten Muchin & Zavis
                    525 West Monroe Street
                    Chicago, Illinois  60661-3693
                    Attn:  Howard S. Lanznar, Esq.
                    Facsimile No.: (312) 902-1061

          15.2.2   If to the Company, to:

                    Robert F. Driver Co., Inc.
                    1620 Fifth Avenue
                    San Diego, California  92101
                    Attn: Jerold D. Hall
                    Facsimile No.: (616) 699-1329

          with a copy to:

                    Musick, Peeler & Garrett
                    624 S. Grand Avenue
                    Los Angeles, CA 90017
                    Attn: Leonard E. Castro, Esq.
                    Facsimile No.: (213) 624-1376

          15.2.3 If to the Escrow Holder, to:

                    Jerold D. Hall
                    1620 5th Avenue
                    San Diego, CA 92101
                    Facsimile No.: (619) 699-1329


          15.2.4 If to the Stockholder Representative or the Stockholders, as applicable, addressed to the addresses set forth on Schedule 15.2.3, with copies to such counsel as is set forth with respect to each Stockholder on such
Schedule 15.2.3, as applicable.

     15.3 Interpretation. The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

     15.4 Certain Definitions. As used in this Agreement, (i) the term "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, entity, firm, association, organization or other business in any form whatsoever or government (whether Federal, state, county, city or otherwise, including, without limitation, any instrumentality, division, agency or department thereof) and, (ii) the term "Affiliate" shall have the meaning given for that term in Rule 405 under the Securities Act, and shall include each past and present Affiliate of a Person and the members of such Affiliate's immediate family or their spouses or children and any trust the beneficiaries of which are such individuals or relatives, and (iii) an individual will be deemed to have "Knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or matter, or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter and a prudent individual would conduct such investigation; a Person, other than an individual, will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is a shareholder of such Person or who is otherwise serving, or who has served, as a director, officer, partner, member or trustee (or any capacity) of such Person has, or at any time had, knowledge of such fact or other matter.

     15.5 Entire Agreement; Assignment. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and
(b) shall not be assigned by operation of law or otherwise, except that CenterPoint may assign this Agreement to any wholly-owned subsidiary of CenterPoint.

     15.6 Applicable Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Illinois applicable to contracts executed and to be performed wholly within such state, without giving effect to its choice of law rules.

     15.7 Counterparts. This Agreement may be executed via facsimile or otherwise in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     15.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and their respective successors, permitted assigns, heirs, legal representatives and executors and except as expressly set forth in herein, nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                             *         *         *
                             ---------------------


                  [remainder of page intentionally left blank]

  IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first written above.

                         CENTERPOINT ADVISORS, INC.

                         By: /s/ Robert C. Basten
                            ---------------------------------------------

                         Name: Robert C. Basten
                              -------------------------------------------

                         Its: President and Chief Executive Officer
                              -------------------------------------------


                         RFD MERGERSUB INC.

                         By: /s/ Robert C. Basten
                            ---------------------------------------------

                         Name: Robert C. Basten
                              -------------------------------------------

                         Its: President and Chief Executive Officer
                              -------------------------------------------


                         ROBERT F. DRIVER CO., INC.

                         By: /s/ Thomas W. Corbett
                            ---------------------------------------------

                         Name: Thomas W. Corbett
                              -------------------------------------------

                         Its: Chief Executive Officer
                              -------------------------------------------


                         STOCKHOLDERS

                         THE 1818 MEZZANINE FUND, L.P.

                         By:  Brown Brothers Harriman & Co.,
                              General Partner

                              By:   /s/ Robert Gould
                                   --------------------------------------
                                    Robert Gould, Partner

                         HALES CAPITAL ADVISORS LLC

                         By:
                              ------------------------------------
                              Name:
                                    ------------------------------
                              Its:
                                   -------------------------------

                           /s/ Roger G. Combe
                          -------------------
                         Roger G. Combe

                           /s/ Thomas W. Corbett
                          ----------------------
                         Thomas W. Corbett

                         CORBETT FAMILY TRUST

                         By: /s/ Thomas W. Corbett
                            ----------------------
                              Thomas W. Corbett, Co-Trustee

                         By: /s/ Carolyn Corbett
                            --------------------
                              Carolyn Corbett, Co-Trustee

                           /s/ David R. Cranmer
                          ---------------------
                         David R. Cranmer

                           /s/ Robert A. D'Angelo
                          -----------------------
                         Robert A. D'Angelo

                           /s/ Ted E. Davidson
                          --------------------
                         Ted E. Davidson

                           /s/ R. Joseph De Briyn
                          -----------------------
                         R. Joseph De Briyn

                           /s/ Gordon B. DesCombes
                          ----------------------
                         Gordon B. DesCombes

                           /s/ Michael E. Driver
                          ----------------------
                         Michael E. Driver

                           /s/ Richard B. Gulley
                          ----------------------
                         Richard B. Gulley

                           /s/ Jerold D. Hall
                          -------------------
                         Jerold D. Hall

                           /s/ Ralph S. Hurst
                          -------------------
                         Ralph S. Hurst

                           /s/ Richard C. Mattingley
                          --------------------------
                         Richard C. Mattingley

                           /s/ Donald H. McClean, Jr.
                          ---------------------------
                         Donald H. McClean, Jr.

                         McCLEAN FAMILY TRUST

                         By:    /s/ Donald H. McClean, Jr.
                               ---------------------------
                              Donald H. McClean, Jr.
                              Co-Trustee

                         By:   /s/ Lou Ann McClean
                              --------------------
                              Lou Ann McClean,
                              Co-Trustee

                           /s/ Sharon W. Nash
                          -------------------
                         Sharon W. Nash

                           /s/ Richard A. Parrent
                          -----------------------
                         Richard A. Parrent

                           /s/ Michael L. Simmons
                          -----------------------
                         Michael L. Simmons

                           /s/ Ronald J. Stewart
                          ----------------------
                         Ronald J. Stewart

                           /s/ John T. Warnock
                          --------------------
                         John T. Warnock

                           /s/ Lawrence A. Weitzen
                          ------------------------
                         Lawrence A. Weitzen

                         WEITZEN FAMILY TRUST

                         By:    /s/ Lawrence A.  Weitzen
                               -------------------------
                              Lawrence A.  Weitzen,
                              Co-Trustee

                         By:   /s/ Mary Lynn Weitzen
                              ----------------------
                              Mary Lynn Weitzen,
                              Co-Trustee

                           /s/ Paul Gregory Zimmer, Jr.
                          -----------------------------
                         Paul Gregory Zimmer, Jr.